Exhibit 10.28

CONTRACT OF SALE

between

PINEVILLE CENTRUM LIMITED PARTNERSHIP

Seller

and

AMERICAN REALTY CAPITAL IV, LLC

Purchaser

Premises:	The Centrum
10210 Centrum Parkway
Charlotte, Mecklenburg County, North Carolina

Dated:	August 13, 2014

INDEX TO CONTRACT OF SALE

BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

INDEX TO CONTRACT OF SALE

BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

CONTINUED

Schedule A	Description of Property
Schedule B	[Intentionally Deleted]
Schedule C	List of Space Leases
Schedule D	Service Contracts
Schedule E	Pending Litigation
Schedule F	Leasing Commission Agreements and Construction Contracts

Exhibit 1	Form of Special Warranty Deed to the Premises
Exhibit 2	Form of Assignment of the Space Leases
Exhibit 3	Form of Assignment of the Service Contracts

-ii-

INDEX TO CONTRACT OF SALE

BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

CONTINUED

Exhibit 4	Form of Assignment of Licenses, Permits, Guarantees and Warranties
Exhibit 5	Form of Notice to the Space Tenants
Exhibit 6	Form of Notice of Assignment of the Service Contracts
Exhibit 7	Form of Tenant Estoppel Certificate
Exhibit 8	Form of Bill of Sale
Exhibit 9	Executed Access Agreement
Exhibit 10	Form of Title Certificate
Exhibit 11	[Intentionally Deleted]
Exhibit 12	Form of Assumption Agreement (KRC Property Management I, Inc.)
Exhibit 12-A	Form of Assumption Agreement (New South Properties of the Carolinas, LLC)
Exhibit 13	Form of Assignment of Leasing Commission Agreements and Construction Contracts

-iii-

CONTRACT (this “Contract”) made this 13th day of August, 2014 by and between PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at c/o DRA Advisors LLC, 220 East 42nd Street, New York, New York 10017 (“Seller”) and AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company, having an address at 405 Park Avenue, 15th Floor, New York, New York 10022 (“Purchaser”).

WITNESSETH:

WHEREAS, Seller owns that certain parcel of land described on Schedule A annexed hereto with the improvements erected thereon (which parcel of land and the improvements erected thereon are herein referred to collectively as the “Property”);

WHEREAS, upon the terms and conditions hereinafter set forth, Seller agrees to sell and convey fee title to the Property to Purchaser and Purchaser agrees to purchase the Property.

NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

1.          Definitions.

The terms defined in this Article shall for all purposes of this Contract have the meanings herein specified unless the context requires otherwise.

1.1	“Access Agreement” shall have the meaning ascribed to it in Section 12.1.

1.2	“Additional Rents” shall have the meaning ascribed to it in Section 9.4(a).

1.3	“Adjournment Deposit” shall have the meaning ascribed to it in Section 9.1.

1.4	“Anna’s Linens Space Tenant” shall mean the Space Tenant listed on Schedule C as “Anna’s Linens.”

1.5	“Anti-Money Laundering Laws” shall have the meaning ascribed to it in Section 6.1(l)(iii).

1.6	“Anticipated Closing Date” shall have the meaning ascribed to it in Section 9.1.

1.7	“Broker” shall have the meaning ascribed to it in Section 13.1.

1.8	“Business Day” shall mean any day other than a Saturday, Sunday or day on which the banks in New York are authorized or permitted to be closed.

1.9	“Casualty” shall have the meaning ascribed to it in Section 11.2.

1.10	“Casualty Termination Event” shall have the meaning ascribed to it in Section 11.2.

1.11	“Closing” shall have the meaning ascribed to it in Section 9.1.

1.12	“Closing Date” shall have the meaning ascribed to it in Section 9.1.

1.13	“Contract” shall have the meaning ascribed to it in the introductory paragraph.

1.14	“Deposit” shall have the meaning ascribed to it in Section 3.1.

1.15	“Escrowee” shall have the meaning ascribed to it in Section 3.1.

1.16	“Estoppel Certificate(s)” shall have the meaning ascribed to it in Section 9.3(a)(x).

1.17	“Estoppel Default” shall have the meaning ascribed to it in Section 9.3(a)(x).

1.18	“Estoppel Tenants” shall have the meaning ascribed to it in Section 9.3(a)(x).

1.19	“Evaluation Material” shall have the meaning ascribed to it in Section 13.6(a).

1.20	“Exchange” shall have the meaning ascribed to it in Section 13.22.

1.21	“Existing Space Leases” shall have the meaning ascribed to it in Section 6.1(f).

1.22	“Existing Space Tenants” shall have the meaning ascribed to it in Section 6.1(f).

1.23	“Listing Agreement” shall have the meaning ascribed to it in Section 9.4(c).

1.24	“Major Tenant” shall have the meaning ascribed to it in Section 9.3(a)(x).

1.25	“Management Agreement” shall have the meaning ascribed to it in Section 9.4(c).

1.26	“Maximum Representation Expense” shall have the meaning ascribed to it in Section 6.4(b).

1.27	“Maximum Title Expense” shall have the meaning ascribed to it in Section 8.3(b).

1.28	“New Lease(s)” shall have the meaning ascribed to it in Section 7.1(a).

1.29	“Non-Permitted Title Objections” shall have the meaning ascribed to it in Section 8.3(a).

1.30	“OFAC” shall have the meaning ascribed to it in Section 6.1(l).

1.31	“Outside Termination Date” shall have the meaning ascribed to it in Section 12.1.

1.32	“Permitted Exceptions” shall have the meaning ascribed to it in Section 8.2.

1.33	“Preliminary Proration Statement” shall have the meaning ascribed to it in Section 9.4(a)(i).

1.34	“Premises” shall have the meaning ascribed it in Section 2.2.

1.35	“Prohibited Persons” shall have the meaning ascribed to it in Section 6.1(l)(i).

1.36	“Property” shall have the meaning ascribed to it in the first “WHEREAS” paragraph in this Contract.

1.37	“Purchase Price” shall have the meaning ascribed to it in Section 3.

1.38	“Purchaser” shall have the meaning ascribed to it in the introductory paragraph.

1.39	“Purchaser's Review Period” shall have the meaning ascribed to it in Section 12.1.

1.40	“REAs” shall have the meaning ascribed to it in Section 2.2.

1.41	“Related Parties” shall have the meaning ascribed to it in Section 13.6(b).

1.42	“Released Parties” shall have the meaning ascribed to it in Section 5.2.

1.43	“Seller” shall have the meaning ascribed to it in the introductory paragraph.

1.44	“Seller’s 2014 Actual Operating Expenses” shall have the meaning ascribed to it in Section 9.4(b)(iii).

1.45	“Service Contracts” shall have the meaning ascribed to it in Section 6.1(i).

1.46	“Space Leases” shall have the meaning ascribed to it in Section 7.1(a).

1.47	“Space Tenants” shall have the meaning ascribed to it in Section 7.1(a).

1.48	“Substantial Portion” shall have the meaning ascribed to it in Section 11.1(b).

1.49	“Supplemental Proration Statement” shall have the meaning ascribed to it in Section 9.4(b)(iii).

1.50	“Survey” shall have the meaning ascribed to it in Section 8.1.

1.51	“Taking” shall have the meaning ascribed to it in Section 11.1(a).

1.52	“Title Commitment” shall have the meaning ascribed to it in Section 8.1.

1.53	“Title Company” shall have the meaning ascribed to it in Section 8.1.

1.54	“Title Objection Date” shall have the meaning ascribed to it in Section 8.1.

1.55	“Transfer Tax” shall have the meaning ascribed to it in Section 9.2(a).

1.56	“USA PATRIOT Act” shall have the meaning ascribed to it in Section 6.1(l)(iii).

1.57	“Violations” shall have the meaning ascribed to it in Section 5.1.

2.           Subject of Sale.

2.1           Seller agrees to sell and convey to Purchaser the Premises and Purchaser agrees to purchase from Seller the Premises subject to the terms and conditions contained in this Contract.

2.2           This sale includes all of the following: (a) the Property and all right, title and interest, if any, of Seller in and to: (i) any land lying in the bed of any street, road or avenue opened or proposed, adjacent to the Property, to the center line thereof; and Seller will execute and deliver to Purchaser at the Closing, or thereafter, on demand, all proper instruments for the conveyance to such title; (ii) fixtures, equipment and other personal property attached to or beneath the Property (including without limitation underground or above ground storage tanks, if any) and not owned by the Space Tenants or a governmental entity, if any, but no part of the Purchase Price shall be deemed to be paid for such fixtures, equipment or personal property; (iii) rights of way, appurtenances, easements, sidewalks, alleys, gores or strips of land adjoining or appurtenant to the Property and used in connection therewith; (iv) to the extent assignable and transferable at no cost or liability to Seller and not otherwise proprietary, the trademark, service mark, trade name and name “The Centrum” and all other trademarks, services marks, trade names, names and logos used exclusively in connection with the advertising and promotion of the Property or otherwise exclusively relating to the Property, and any variations thereof, together with all good will of the business connected with the use of and symbolized by such trademarks, service marks, trade names, names and logos, any telephone numbers and listings for the Property and any copyrights, trade secrets, intellectual property and other intangible property relating to the Property; (v) to the extent assignable and transferable at no cost or liability to Seller and not otherwise proprietary, all operating and reciprocal easement agreements directly affecting the Property (the “REAs”); (vi) to the extent assignable and transferable at no cost or liability to Seller and not otherwise proprietary, all plans and specifications and other architectural and engineering drawings for the Property; and (vii) to the extent assignable and transferable at no cost or liability to Seller and without consent, all consents, authorizations, variances or waivers, licenses, permits, approvals and land use entitlements from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality relating to the Property; and (b) the interest of landlord in the Space Leases ((a) through (b) herein referred to collectively as the “Premises”).

3.           Purchase Price.

The purchase price (the “Purchase Price”) for the Premises is the sum of THIRTY-FIVE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($35,400,000.00), payable by Purchaser to Seller as follows:

3.1           On the signing of this Contract, the sum of ONE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($1,250,000.00) (to the extent then paid, together with interest earned thereon, the “Deposit”) to be paid by electronic wire transfer of immediately available federal funds to an account designated by Chicago Title Insurance Company, Attention: Mario Varano (“Escrowee”) or by certified check of Purchaser or bank teller’s check to the order of Escrowee. In the event any check in payment of the Deposit is cancelled or returned uncollected, Seller, at its sole option, may cancel this Contract and/or pursue any legal remedies Seller may have against Purchaser on such check at the sole expense of Purchaser, such remedies being cumulative and not exclusive.

3.2           On the Closing Date, the sum of THIRTY-FOUR MILLION ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($34,150,000.00), subject to adjustment and proration pursuant to Sections 9.1 and 9.4 below, to be paid by electronic wire transfer of immediately available federal funds pursuant to wiring instructions to be given by Escrowee or as Escrowee may direct to Purchaser prior to the Closing and Purchaser shall cause Escrowee to distribute such funds to Seller in accordance with this Contract.

4.           Deposit Provisions.

4.1           Upon the Closing, Escrowee is authorized and directed to pay the Deposit to Seller (or as Seller may direct).

4.2           In the event Purchaser should default under this Contract, Escrowee shall pay the Deposit to Seller, who shall retain the Deposit in accordance with Section 10.1 below.

4.3           In the event this Contract is terminated by reason other than Purchaser's default, Escrowee shall pay the Deposit to Purchaser.

4.4           Escrowee shall invest and reinvest the proceeds of the Deposit, and any interest earned thereon, in United States Government Treasury Bills or Certificate(s) of Deposit or bank money market account(s) as Seller shall direct. The party entitled to receive the interest earned on the Deposit shall pay all income taxes owed in connection therewith. The employer identification numbers of Seller and Purchaser are respectively set forth on the signature page hereof.

4.5           Escrowee, by signing this Contract at the end hereof where indicated, signifies its agreement to hold the Deposit for the purposes as provided in this Contract. In the event of any dispute, Escrowee shall have the right to deposit the Deposit in court to await the resolution of such dispute. Escrowee shall not incur any liability by reason of any action or non-action taken by it in good faith or pursuant to the judgment or order of a court of competent jurisdiction. Escrowee shall have the right to rely upon the genuineness of all certificates, notices and instruments delivered to it pursuant hereto, and all the signatures thereto or to any other writing received by Escrowee purporting to be signed by any party hereto, and upon the truth of the contents thereof.

4.6           Except as otherwise provided for in Section 4.1, Escrowee shall not pay or deliver the Deposit to any party unless written demand is made therefor and a copy of such written demand is delivered to the other party. If Escrowee does not receive a written objection from the other party to the proposed payment or delivery within five (5) Business Days after such demand is served by personal delivery on such party, Escrowee is hereby authorized and directed to make such payment or delivery. If Escrowee does receive such written objection within such five (5) Business Day period or if for any other reason Escrowee in good faith shall elect not to make such payment or delivery, Escrowee shall forward a copy of the objections, if any, to the other party or parties, and continue to hold the Deposit unless otherwise directed by written instructions from the parties to this Contract or by a judgment of a court of competent jurisdiction. In any event, Escrowee shall have the right to refrain from taking any further action with respect to the subject matter of the escrow until it is reasonably satisfied that such dispute is resolved or action by Escrowee is required by an order or judgment of a court of competent jurisdiction.

4.7           Escrowee shall be entitled to consult with counsel in connection with its duties hereunder. Seller and Purchaser, jointly and severally, agree to reimburse Escrowee, upon demand, for the reasonable costs and expenses including attorneys’ fees incurred by Escrowee in connection with its acting in its capacity as Escrowee. In the event of litigation relating to the subject matter of the escrow, whichever of Seller or Purchaser is not the prevailing party shall reimburse the prevailing party for any costs and fees paid by the prevailing party or paid from the escrowed funds to Escrowee.

5.           “As-Is”. “Where-Is”.

5.1           Purchaser acknowledges and agrees that (a) Purchaser has, or will have prior to the expiration of Purchaser's Review Period, independently examined, inspected, and investigated to the full satisfaction of Purchaser, the physical nature and condition of the Premises, including, without limitation, its environmental condition, and the income, operating expenses and carrying charges affecting the Premises, (b) except as expressly set forth in this Contract or in any other document executed by Seller and delivered to Purchaser at Closing, neither Seller nor any agent, member, officer, partner, employee, representative, broker or third party consultant of Seller has made any representation whatsoever regarding the subject matter of this Contract or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or environmental condition of the Premises, the existence or non-existence of petroleum, asbestos, lead paint, fungi, including mold, or other microbial contamination, hazardous substances or wastes, underground or above ground storage tanks or any other environmental hazards on, under or about the Property, the Space Leases, operating expenses or carrying charges affecting the Premises, the compliance of the Premises or its operation with any laws, rules, ordinances or regulations of any applicable governmental or quasi-governmental authority or the habitability, merchantability, marketability, profitability, fitness or development of the Premises for any purpose and (c) except as expressly set forth in this Contract or in any other document executed by Seller and delivered to Purchaser at Closing, Purchaser, in executing, delivering and performing this Contract, does not rely upon any statement, offering material, operating statement, historical budget, engineering structural report, any environmental reports, information, or representation to whomsoever made or given, whether to Purchaser or others, and whether directly or indirectly, orally or in writing, made by any person, firm or corporation except as expressly set forth herein, and Purchaser acknowledges that any such statement, information, offering material, operating statement, historical budget, report or representation, if any, does not represent or guarantee future performance of the Premises. Without limiting the foregoing, but in addition thereto, except as otherwise expressly set forth in this Contract or in any other document executed by Seller and delivered to Purchaser at Closing, Seller shall deliver, and Purchaser shall take, the Premises in its “as is” “where is” condition and with all faults on the Closing Date, including without limitation, any notes or notices or violations of law or municipal ordinances, orders or requirements imposed or issued by any governmental or quasi-governmental authority having or asserting jurisdiction, against or affecting the Premises and any conditions which may result in violations (collectively, “Violations”). The provisions of this Section shall survive the Closing or the earlier termination of this Contract.

5.2           Except as set forth in this Contract or in any other document executed by Seller and delivered to Purchaser at Closing, Purchaser hereby waives, releases and forever discharges Seller, its affiliates, subsidiaries, officers, directors, shareholders, employees, independent contractors, partners, representatives, agents, successors and assigns (collectively, the “Released Parties”), and each of them, from any and all causes of action, claims, assessments, losses, damages (compensatory, punitive or other), liabilities, obligations, reimbursements, costs and expenses of any kind or nature, actual, contingent, present, future, known or unknown, suspected or unsuspected, including, without limitation, interest, penalties, fines, and attorneys’ and experts’ fees and expenses, whether caused by, arising from, or premised, in whole or in part, upon Seller’s acts or omissions, and notwithstanding that such acts or omissions are negligent or intentional, or premised in whole or in part on any theory of strict or absolute liability, which Purchaser, its successors or assigns or any subsequent purchaser of the Premises may have or incur in any manner or way connected with, arising from, or related to the Premises, including without limitation (i) the environmental condition of the Premises, or (ii) actual or alleged violations of environmental laws or regulations in connection with the Premises and/or any property conditions. Purchaser agrees, represents and warrants that the matters released herein are not limited to matters which are known, disclosed, suspected or foreseeable, and Purchaser hereby waives any and all rights and benefits which it now has, or in the future may have, conferred upon Purchaser by virtue of the provisions of any law which would limit or detract from the foregoing general release of known and unknown claims. The provisions of this Section 5.2 shall survive the Closing or termination of this Contract.

6.           Representations.

6.1           Seller’s Representations. Seller represents that as of the date hereof:

(a)          Seller is, and at the Closing shall be, a limited partnership formed under the laws of the State of Delaware. Seller has the right, power and authority to make and perform its obligations under this Contract without the need for governmental approval, consent or filing.

(b)          The execution, delivery and performance of this Contract in accordance with its terms, do not violate the limited partnership agreement of Seller, or any contract, agreement, commitment, order, judgment or decree to which Seller is a party or by which it is bound.

(c)          Seller has the right, power and authority to make and perform its obligations under this Contract.

(d)          This Contract is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

(e)          Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(f)          The tenants listed on Schedule C annexed hereto are tenants under leases (such leases are herein called the “Existing Space Leases” and the lessees thereunder are herein called the “Existing Space Tenants”), true, correct and complete copies of which have been delivered or made available to Purchaser, which constitute the only leases, licenses or other written agreements for the use or occupancy of the Premises to which Seller is a party and which will be binding on Purchaser following the Closing, except as may otherwise be set forth in the Permitted Exceptions.

(g)          The information on the rent roll attached hereto as Schedule C is true and correct in all material respects.

(h)         Except as may be set forth in its Space Lease or Schedule C, no Existing Space Tenant has made payments to Seller in advance for more than one (1) month (exclusive of security deposits), or if such payments have been made to Seller more than one (1) month in advance (exclusive of security deposits), Seller will credit Purchaser such amounts at Closing.

(i)          Set forth on Schedule D is a true, correct and complete list of the material service contracts (the “Service Contracts”) which may be binding on Purchaser or the Property after the Closing. Seller does not guarantee or undertake that any of the Service Contracts will be in effect as of the Closing. Seller reserves the right to modify, terminate or enter into new Service Contracts prior to Closing provided such new service contracts are terminable on not more than thirty (30) days prior notice without payment of any premium or penalty (unless Seller agrees to pay the premium or penalty). Notwithstanding anything contained herein to the contrary, Purchaser shall notify Seller in writing prior to the expiration of Purchaser’s Review Period which, if any, of the Service Contracts Purchaser does not wish to assume at Closing and Seller shall terminate, prior to the Closing Date, those Service Contracts specified in Purchaser’s notice, except Seller shall have no obligation to terminate, and Purchaser hereby agrees to accept and assume in accordance with Exhibit 3 all Service Contracts (including those specified in Purchaser’s notice) which cannot be terminated by Seller (i) without cause, (ii) upon less than thirty (30) days’ notice, or (iii) without payment of a premium or penalty. Purchaser’s failure to timely deliver notice pursuant to the preceding sentence shall be deemed Purchaser’s election to accept and assume all of the Service Contracts in accordance with Exhibit 3.

(j)          There are no persons employed by Seller at the Premises in connection with the operation or maintenance of the Premises who will be binding upon Purchaser after the Closing.

(k)         Except for that certain Notice of Lease Default letter dated February 10, 2014 from Seller to Patel Brothers Store #1863, a copy of which has been provided to Purchaser, Seller has not sent or received any written notice of default under the REAs within the past twelve (12) months that has not been cured or waived.

(l)          Seller has not received any written notice of any pending condemnation proceeding against the Premises or any portion thereof.

(m)        USA/PATRIOT Act Representations. Seller further represents and warrants, in addition to the representations, warranties and agreements set forth above, that Seller has reviewed the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) website at: http://www.treas.gov/offices/enforcement/ofac/ before making the following representations and covenants and that the following statements are true and correct on the date hereof and will be true and correct at all times through and including the Closing Date:

(i)          Seller understands and agrees that Purchaser prohibits the payment or receipt of funds to/from any persons or entities that are acting, directly or indirectly, (A) in contravention of any U.S. or international laws and regulations, including anti-money laundering regulations or conventions, (B) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time, (C) for a “senior foreign political figure”, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure, unless the Purchaser, after being specifically notified by Seller in writing that it, or any beneficial or indirect owner of Seller, is such a person, and determines in its sole discretion that such receipt of funds shall be permitted, or (D) for a foreign shell bank (such persons or entities in (A) - (D) are collectively referred to as “Prohibited Persons”). Senior foreign political figure shall have the meaning set forth in 31 CFR 103.175(r). “Foreign shell bank” and a “regulated affiliate” thereof shall have the meaning set forth in 31 CFR 103.175(j) and 31 CFR 103.175(p), respectively.

(ii)         Seller represents, warrants and covenants that: (A) it is not, nor is any person or entity controlling, controlled by or under common control with Seller, a Prohibited Person, and (B) to the extent Seller has any beneficial or indirect owners, (1) it has carried out such due diligence to establish the identities of such beneficial or indirect owners as Seller deemed to be appropriate, and (2) based on such due diligence, Seller has no current actual knowledge that such beneficial or indirect owners are Prohibited Persons.

(iii)        Seller (i) has no current, actual knowledge that it is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crime which in the United States would be a predicate crime to money laundering, or a violation of any Anti-Money Laundering Laws (as defined herein); (ii) has not been assessed a civil or criminal penalty under any Anti-Money Laundering Laws; or (iii) has not had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. As used in this Contract, the term “Anti-Money Laundering Laws” shall mean all U.S. laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of, and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries, or individuals believed to be terrorists, narcotics dealers, or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution (as defined in the relevant statute) conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations, and sanctions shall be deemed to include, without limitation, the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., as amended by the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “USA PATRIOT Act”), as amended, and the regulations promulgated thereto; as well as 18 U.S.C. Sections 1956, 1957 and 1960.

(n)          Except as set forth on Schedule E annexed hereto, in the tenant files delivered or made available to Purchaser or for matters fully covered (excluding deductibles) by one or more insurance policies, there is no litigation pending against the Premises.

6.2           Knowledge. The representations of Seller set forth in Section 6.1 are made to the actual present knowledge of Jonathan Rood without such individual having any duty or obligation to make an independent inquiry or investigation. Any reference to Seller’s “receipt” or language similar thereto of notices or other written documents shall mean the actual receipt of the same by Jonathan Rood. In no event shall Purchaser be entitled to assert any cause of action against Jonathan Rood nor shall Jonathan Rood have any personal liability whatsoever for any matter under or related to this Contract. Jonathan Rood is an asset manager of DRA Advisors LLC, the investment advisor of the Seller, and is involved in the day-to-day operation and management of the Property for DRA Advisors LLC.

6.3          Update and Survival. At Closing, Seller shall update the representations made in Section 6.1 above as the facts then exist. The representations made in Section 6.1 and any update of such representations shall survive the Closing for nine (9) months; provided, however, any representation which results in a reduction of the Purchase Price pursuant to Section 6.4 shall not survive the Closing. In any event, Seller's maximum liability after Closing for any obligations or liabilities of Seller which expressly survive Closing pursuant to the Contract (including, without limitation, the representations set forth in Section 6.1) or in any closing document executed by Seller and delivered to Purchaser at Closing, shall not exceed, in the aggregate, an amount equal to Six Hundred Thousand and 00/100 Dollars ($600,000.00), provided that with respect to the foregoing, Seller shall have no liability, and Purchaser shall make no claim against Seller if the obligations or liabilities in question result from a condition, state of facts or other matter actually known to Purchaser prior to Closing. The preceding sentence of this Section 6.3 shall survive Closing.

6.4          Liability for Misrepresentations.

(a)          Subject to the provisions of Section 6.4(b) below, if any representation of Seller shall fail to be true in any material and adverse respect, Purchaser's sole remedy shall be to terminate this Contract and receive the return of the Deposit and upon the receipt of same, this Contract shall be null and void and of no further force or effect and, except for those provisions expressly stated to survive the termination of this Contract, neither party shall have any rights or obligations against or to the other. Seller shall have the option to rescind Purchaser's termination of this Contract and adjourn the Closing for a period not to exceed thirty (30) days beyond the date scheduled for the Closing in order to make such representation true. If the Closing shall take place without Purchaser making an objection to an untrue representation of which Purchaser shall have knowledge, Purchaser shall be deemed to have waived all liability of Seller by reason of such untrue representation. Upon delivery of any Estoppel Certificates, Seller shall be entirely released from any liability under Seller’s representations (including, without limitation, any update of the representations) concerning the information contained in such Estoppel Certificates to the extent the same is consistent with, or more favorable than, the information contained in Seller’s representations. The provisions of this Section 6.4 shall survive the Closing or termination of this Contract.

(b)          The provisions of Section 6.4(a) above to the contrary notwithstanding, if any representation(s) shall fail to be true and such representation(s) can be made true by the payment of a liquidated sum of money only, and if both (a) such representation(s) can reasonably be expected to be made true within a period of thirty (30) days beyond the date scheduled for Closing and (b) the sum of money required to make such representation(s) true shall not exceed One Hundred Thousand and 00/100 ($100,000.00) Dollars in the aggregate (the “Maximum Representation Expense”), in such event, Seller agrees to adjourn the Closing for the period required to make such representation(s) true, but not to exceed thirty (30) days beyond the date scheduled for the Closing and to expend an amount not to exceed the Maximum Representation Expense. If there shall be any untrue representation(s) which can be made true by the payment of a sum of money only which exceeds the Maximum Representation Expense, or which can be made true by the payment of not more than the Maximum Representation Expense but not within said thirty (30) day period, and Seller notifies Purchaser that Seller elects not to, or cannot, make such representation(s) true within the available time, Purchaser may elect to (i) cancel this Contract by notice to Seller given within five (5) Business Days after receipt of Seller's notice or (ii) close with a credit from Seller equal to the lesser of the amount required to make the representation true or the Maximum Representation Expense. If Purchaser fails to timely cancel this Contract as provided in the preceding sentence, Purchaser shall nevertheless proceed to Closing and the Purchase Price shall be reduced by the lesser of the sum of money required to make such representations true or the Maximum Representation Expense. Anything in this Section to the contrary notwithstanding, an attempt by Seller to make any untrue representation to be true shall not be deemed to be or create an obligation of Seller to make the same true.

6.5          Purchaser’s Representations. Purchaser represents that:

(a)          The execution, delivery and performance of this Contract in accordance with its terms, do not violate the partnership agreement, corporate charter, by-laws, certificate of incorporation or operating agreement of Purchaser, or any contract, agreement, commitment, order, judgment or decree to which Purchaser is a party or by which it is bound;

(b)          Purchaser has the right, power and authority to make and perform its obligations under this Contract;

(c)          [Intentionally deleted]; and

(d)          USA PATRIOT Act/OFAC Representations. Purchaser further represents and warrants, in addition to the representations, warranties and agreements set forth above, that the Purchaser has reviewed the OFAC website at: http://www.treas.gov/offices/enforcement/ofac/ before making the following representations and covenants and that the following statements are true and correct on the date hereof and will be true and correct at all times through and including the Closing Date:

(i)          Purchaser understands and agrees that Seller prohibits the payment or receipt of funds to/from any Prohibited Persons.

(ii)         Purchaser represents, warrants and covenants that: (A) it is not, nor is any person or entity controlling, controlled by or under common control with Purchaser, a Prohibited Person, and (B) to the extent Purchaser has any beneficial or indirect owners, (1) it has carried out such due diligence to establish the identities of such beneficial or indirect owners as Purchaser deemed to be appropriate, and (2) based on such due diligence, Purchaser has no current, actual knowledge that such beneficial or indirect owners are Prohibited Persons.

(iii)        Purchaser (i) has no current, actual knowledge that it is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crime which in the United States would be a predicate crime to money laundering, or a violation of any Anti-Money Laundering Laws (as defined herein); (ii) has not been assessed a civil or criminal penalty under any Anti-Money Laundering Laws; or (iii) has not had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(e)          This Contract is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. Purchaser covenants and warrants that the representations in the preceding sentences of this Section 6.5 will be true on the Closing with respect to Purchaser or any permitted assignee of Purchaser and Purchaser or such assignee shall deliver to Seller at Closing copies of Purchaser's organizational documents and resolutions and/or consents and certificates as necessary to substantiate that such representations of Purchaser are true as of the Closing.

7.           Ongoing Operations.

7.1          Leasing Practice.

(a)          The Existing Space Leases, together with any modifications, renewals and new leases made after the date hereof in accordance with this Section 7.1 hereof are herein called the “Space Leases” and the tenants thereunder are herein called the “Space Tenants”. During the period ending five (5) days before the Outside Termination Date, Seller may enter into new leases, terminate, renew and/or make modifications to the Space Leases (collectively, “New Lease(s)”) without the approval of Purchaser; provided, however, Seller shall provide Purchaser with not less than five (5) days’ prior notice of the entering into of any New Lease. Beginning with the fifth (5th) day before the Outside Termination Date, provided Purchaser is not in default under this Contract, Seller shall not enter into New Leases without the prior approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed. Purchaser agrees to grant or deny consent in writing (and provide, in reasonable detail, the reasons for any denial) within three (3) Business Days after Purchaser's receipt of Seller's written request, which request shall contain copies of all material information related to such request and a summary of the material terms of the proposed New Lease. Purchaser's failure to timely respond in writing to Seller's request shall be deemed a consent to the proposed New Lease. Seller shall, from time to time, inform (orally or in writing) Purchaser of any new lease negotiations to which Seller is a party and promptly give notice to Purchaser of any New Lease and a copy of any instruments executed and any material information delivered in connection with the New Lease.

(b)          Following the Outside Termination Date, Seller may continue to grant consent or approval to a request made by a Space Tenant if such consent or approval is required to be granted pursuant to the applicable provisions of the Space Lease or if Seller is required to exercise reasonable judgment or discretion in determining whether to grant the consent or approval and it would be unreasonable for Seller to withhold the applicable consent or approval.

(c)          Following the Outside Termination Date, if Section 7.1(b) is not applicable, then, Seller shall, prior to granting such consent or approval, notify Purchaser of the request made by a Space Tenant, which notice shall contain copies of all documents, if any, submitted by such Space Tenant in connection with the request. Purchaser agrees to advise Seller in writing, within three (3) Business Days after Purchaser's receipt of Seller's notice, whether Purchaser elects that the Space Tenant's request be granted or denied (and provide, in reasonable detail, the reasons for any denial), which election shall be made in Purchaser's reasonable judgment. Purchaser's failure to timely respond in writing to Seller's notice shall be deemed an election to consent to the proposed request.

(d)          Purchaser acknowledges and agrees that no representation has been made and no responsibility has been assumed by Seller with respect to the continued occupancy of the Premises, or any part thereof, by the Space Tenants from and after the date hereof. Seller does not undertake or guarantee that the Space Tenants will be in occupancy from and after the date hereof. Prior to the Closing, Seller shall have the right, but not the obligation, to enforce its rights against the Space Tenants by summary proceeding, drawing down or application of security deposits or in any other manner. Except as provided in this Section 7.1 above, Seller shall not terminate any Space Lease without the prior consent of Purchaser except in the event of an emergency or life-safety issue.

7.2           Personal Property and Equipment. During the pendency of this Contract, Seller agrees not to transfer to any third party or remove any personal property or equipment owned by Seller and material to the operation or maintenance of the Premises and located in the Premises unless such personal property or equipment is obsolete or replaced with a substantially similar item.

7.3           Employees. During the pendency of this Contract, Seller shall not hire any employees for whom Purchaser will have liability following the Closing.

7.4           Development Rights. During the pendency of this Contract, Seller shall not sell, lease, transfer or otherwise encumber any development rights appurtenant to the Premises.

7.5           Tax Protest Proceedings. Seller shall have sole authority to prosecute, settle and withdraw proceedings to review any real estate tax assessment for the Premises covering the fiscal years prior to and in which the Closing occurs. Purchaser acknowledges that it has no interest in any proceedings or refunds applicable to any fiscal tax year prior to the year in which the Closing occurs. Purchaser acknowledges that Seller may elect to appeal certain property assessments for real estate tax purposes. Promptly after such election, Seller shall provide Purchaser with notice thereof and during the pendency of such appeal, agrees to provide Purchaser with a copy of any material documentation with respect thereto, provided the same is not proprietary or confidential to Seller. The provisions of this Section shall survive the Closing.

7.6           Operation and Maintenance. From and after the date hereof until the date and time of the Closing, Seller shall operate and maintain the Premises in the usual course of business and consistent with past practices, excepting normal wear and tear and loss or Casualty, except that Seller shall have no obligation whatsoever to make any capital expenditures. During the period ending five (5) days before the Outside Termination Date, Seller shall have the right, but not the obligation, to make a capital expenditure in the ordinary course of business to maintain and preserve the Property, in which event Seller shall promptly notify Purchaser as to same, but, in any event, no later than the third (3rd) Business Day before the Outside Termination Date. In the event Seller should make (or commit to make) such a capital expenditure prior to the fifth (5th) day before the Outside Termination Date, Purchaser shall reimburse Seller on or before the Closing, for its pro rata portion (which shall be based on the portion of useful life of such expenditure occurring during each party’s respective period of ownership) of such expenditures made by Seller and Purchaser shall assume the obligation to complete the work (including, without limitation, assuming the applicable service contract(s) for any such incomplete work in accordance with Sections 6.1(i) and 9.3(b)(vii) hereof) covered by the expenditure. Beginning with the fifth (5th) day before the Outside Termination Date, Seller shall not make any capital expenditures without the prior written approval of Purchaser (unless solely and directly as a result of an emergency), which approval may be given or withheld in Purchaser’s sole discretion. In the event Purchaser shall approve such capital expenditure from and after the fifth (5th) day before the Outside Termination Date (or upon an emergency, as set forth above), Purchaser shall reimburse Seller and assume Seller’s remaining obligations in the manner set forth above. The 3rd and 5th sentence of this Section 7.6 shall survive the Closing or earlier termination of this Contract; provided, however, that in the event Purchaser duly cancels this Contract on or before the Outside Termination Date in accordance with the terms of Section 12.1 hereof, Purchaser shall have no obligation to reimburse Seller and assume Seller’s obligations pursuant to this Section 7.6.

8.           Title.

8.1           Title Commitment. Seller has (i) caused to be issued and delivered to Purchaser a title commitment (the “Title Commitment”) issued by Chicago Title Insurance Company, 711 Third Avenue, 5th Floor, New York, New York 10017; Attention: Mario Varano (the “Title Company”), accompanied by a copy of all recorded documents affecting the Property listed as exceptions in Schedule B of the Title Commitment and (ii) delivered to Purchaser a copy of the existing ALTA survey of the Property prepared by Andrew G. Zoutewelle Surveyors, dated November 3, 2011 (the “Survey”). At least ten (10) Business Days prior to the Outside Termination Date, Purchaser shall furnish Seller with notice of any objections Purchaser has to the Title Commitment and Survey (the “Title Objection Date”); provided, however, Seller shall have no obligation to cure any such objections. In no event shall a failure by Purchaser to deliver notice of objections to the Title Commitment by the Title Objection Date be deemed a default by Purchaser under this Contract. Any matters existing as of the Title Objection Date to which Purchaser does not object, shall be deemed Permitted Exceptions. All defects, encumbrances, encroachments or other objections to title or the Survey or any survey of the Property or any part thereof that exist as of the Outside Termination Date and which Seller has not in this Contract or in a separate writing expressly agreed to remove, shall be deemed Permitted Exceptions. Following the Outside Termination Date, Purchaser shall notify Seller within five (5) Business Days of becoming actually aware of any other defects, encumbrances, encroachments or other objections to title or the Survey or any survey of the Property or any part thereof that are not Permitted Exceptions. Any defects, encumbrances, encroachments or other objections to title that are not Permitted Exceptions that are not timely objected to in accordance with this Section 8.1 shall be deemed Permitted Exceptions.

8.2          Status of Title. Seller shall deliver and Purchaser shall accept title to the Premises and consummate the transaction contemplated by this Contract subject to (a) title exceptions created or suffered by Purchaser and (b) the title exceptions deemed Permitted Exceptions under Section 8.1 above and (c) such other title exceptions which Seller may, in accordance with the provisions of this Contract, cause the Title Company to omit from Purchaser's title policy or affirmatively insure, without additional premium (unless paid by Seller), including without limitation a lien related to any loan secured by the Property which will be released in connection with a payoff at the Closing, so long as any such title exception described in this clause (c) (other than any such loan-related lien as set forth in the immediately preceding clause) does not have a material adverse effect on Purchaser (the title exceptions [whether liens, encumbrances, defects, encroachments or other objections] described in (a), (b) and (c) herein sometimes referred to collectively as "Permitted Exceptions").

8.3          Non-Permitted Title Objections.

(a)          If on the Closing it should appear that the Premises is affected by any lien, encumbrance, defect, encroachment or objection which is not a Permitted Exception (collectively, “Non-Permitted Title Objections”), then in such event, Seller, at Seller's election, shall have the privilege to remove or satisfy the same, and shall, for that purpose, be entitled to one or more adjournments of the Closing for a period not to exceed thirty (30) days beyond the date scheduled for Closing.

(b)          Seller shall not be required to bring any action or proceeding or to otherwise incur any expense to remove or discharge any Non-Permitted Title Objection unless such Non-Permitted Title Objection(s) can be removed or discharged by payment of a liquidated sum of money only, and if both (1) such removal or discharge can reasonably be expected to be accomplished within a period of thirty (30) days beyond the date scheduled for the Closing and (2) the sum of money required to accomplish such removal or discharge does not exceed Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate (the “Maximum Title Expense”). In such event, Seller agrees to adjourn the Closing for the period required to remove or discharge such Non-Permitted Title Objections, but not to exceed thirty (30) days beyond the date scheduled for the Closing, and to expend (or at Seller’s election, to obligate itself to expend by indemnity agreement, bond or any other manner) an amount not to exceed the Maximum Title Expense to remove or discharge such Non-Permitted Title Objections. If there shall be any Non-Permitted Title Objections that can be removed or discharged by the payment of a sum of money only which exceeds the Maximum Title Expense, or that can be removed by the payment of not more than the Maximum Title Expense but not within thirty (30) days and Seller notifies Purchaser that Seller elects not to, or cannot, remove or discharge such Non-Permitted Title Objections, Purchaser may elect to (i) terminate this Contract by notice given within five (5) Business Days after receipt of Seller's notice in which case Purchaser shall be entitled to the return of the Deposit or (ii) close with a credit from Seller equal to the lesser of the amount required to remove or discharge such Non-Permitted Title Objection or the Maximum Title Expense. If Purchaser fails to timely cancel this Contract as provided in the preceding sentence, Purchaser shall accept such title as Seller can convey and the Purchase Price shall be reduced by the lesser of the Maximum Title Expense or the amount required to remove or discharge said Non-Permitted Title Objection. Anything in this Section to the contrary notwithstanding, an attempt by Seller to remove or discharge any Non-Permitted Title Objection shall not be deemed to be or create an obligation of Seller to remove or discharge the same.

(c)          The foregoing provisions of this Section to the contrary notwithstanding, Seller agrees to remove or discharge any monetary lien voluntarily created by Seller and any Non-Permitted Title Objections voluntarily created by Seller after the date hereof; provided, however, that Seller shall in no event be deemed to have voluntarily created (nor shall Seller be liable for) any monetary lien or Non-Permitted Title Objections if solely caused or created by an act or omission of Purchaser or by an act or omission of a Space Tenant.

9.           Closing.

9.1           Closing Date and Location. Subject to the adjournments expressly allowed elsewhere in this Contract, the closing of title (the “Closing”) shall take place, time being of the essence, on September 29, 2014 (the “Anticipated Closing Date”). Purchaser shall have the one-time right to adjourn the Closing up to a date no later than fifteen (15) days after the Anticipated Closing Date, time being of the essence, by delivering, at least five (5) Business Days prior to the Anticipated Closing Date, time being of the essence, (a) a written notice to Seller and Escrowee of such adjournment, which notice shall set forth the Business Day for the adjourned Closing and (b) an additional sum of ONE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($1,250,000.00) (the “Adjournment Deposit”), payable by electronic wire transfer of immediately available funds to the account previously designated by Escrowee or by certified check of Purchaser or bank teller’s check to the order of Escrowee. The Adjournment Deposit and any interest earned thereon shall be added to and become part of the Deposit and shall be held and disbursed in accordance with the terms of Article 4 hereof. The Closing shall take place by escrow deliveries to the Escrowee (the actual date of closing is herein referred to as the “Closing Date”) pursuant to reasonably acceptable escrow instructions that will provide, among other things, that the transfer documents will be released only upon Escrowee, on behalf of Seller and Purchaser, being unconditionally and irrevocably authorized to disburse the Purchase Price to Seller or as Seller may direct and otherwise in accordance with the terms of this Contract. Notwithstanding anything to the contrary contained in this Contract, and in addition to the adjournment rights expressly allowed elsewhere in this Contract, Seller shall have the right to adjourn the Closing up to the last Business Day of the month in which the Closing is then scheduled to occur by delivering, at least five (5) Business Days prior to the then scheduled Closing Date, written notice to Purchaser and Escrowee of such adjournment.

9.2          Closing Expenses.

(a)          Seller’s Expenses. Seller shall pay (i) one-half (1/2) of any reasonable escrow or closing charge of the Title Company; (ii) any real property and personal property transfer, conveyance or recording taxes imposed by the applicable governmental authority by reason of the transfer of the Premises (“Transfer Tax”); and (iii) the costs of the Survey (for expenses incurred prior to the date hereof).

(b)          Purchaser’s Expenses. Purchaser shall pay (i) one-half (1/2) of any reasonable escrow or closing charge of the Title Company; (ii) the cost of recording the deed including, without limitation, any recording charges imposed by the applicable governmental authority by reason of the transfer of the Premises; (iii) all expenses relating to its inspection of the Premises including, but not limited to, engineering, environmental and property condition surveys and updates to the Survey (for expenses incurred to update the Survey from and after the date hereof) whether or not Purchaser closes title to the Premises; (iv) all costs of the premiums for title policy coverage and the costs of any endorsements (other than endorsements which Seller elects to obtain to cure any Non-Permitted Title Objection); and (v) any cost incurred in connection with any financing obtained by Purchaser including, without limitation, mortgage recording tax and title insurance premiums. Seller and Purchaser shall each execute (and swear to where required) any returns and statements required in connection with the Transfer Tax. Payment of the Transfer Tax shall be made to the Title Company.

(c)          The provisions of this Section 9.2 shall survive the Closing or earlier termination of this Contract.

9.3          Closing Deliveries.

(a)          At Closing (or within five (5) Business Days thereafter with respect to delivery of items other than documents executed by Seller in connection with the Closing), unless expressly stated to the contrary herein, Seller shall deliver to Purchaser or Escrowee:

(i)          the Special Warranty Deed executed by Seller and acknowledged in the form annexed hereto as Exhibit 1;

(ii)         the Assignment of the Space Leases executed by Seller in the form annexed hereto as Exhibit 2;

(iii)        the Assignment of the Service Contracts (and any permitted replacements or renewals thereof) executed by Seller in the form annexed hereto as Exhibit 3;

(iv)        the Assignment of Licenses, Permits, Guarantees and Warranties executed by Seller in the form annexed hereto as Exhibit 4;

(v)         notice to the Space Tenants executed by Seller in the form annexed hereto as Exhibit 5 (which will be delivered to the Space Tenants by Seller or its property manager unless otherwise mutually agreed to by Seller and Purchaser);

(vi)        originals, or if originals are not available, copies of the Space Leases (which may be delivered to Purchaser’s manager at the Premises);

(vii)       notice to the service contractors executed by Seller in the form annexed hereto as Exhibit 6 (which will be delivered to the service contractors by Seller or its property manager unless otherwise mutually agreed to by Seller and Purchaser);

(viii)      duly executed certificate of Seller in the applicable form set forth in Treasury Regulations §1.1445-2(b)(2);

(ix)         the Transfer Tax return(s) executed by Seller;

(x)          estoppel certificates dated within forty-five (45) days of the date originally scheduled for Closing (each an “Estoppel Certificate” and collectively the “Estoppel Certificates”) from (i) all Major Tenants and (ii) those Space Tenants which together with Major Tenants collectively represent eighty percent (80%) of the leased area of the Premises (“Estoppel Tenants”). Such Estoppel Certificates shall be in form and substance which do not vary materially from the form annexed hereto as Exhibit 7 (unless such variance benefits Purchaser) or, as to any Space Tenant and/or Space Lease providing for or allowing a different form of estoppel certificate, the form provided or allowed by such Space Tenant and/or Space Lease; provided, however, that the Estoppel Certificate from the Anna’s Linens Space Tenant may be in any form delivered to Seller by the Anna’s Linens Space Tenant (it being understood that Purchaser shall have no right to object in form or substance to any Estoppel Certificate delivered by the Anna’s Linens Space Tenant and that receipt by Purchaser of any Estoppel Certificate from the Anna’s Linens Space Tenant will satisfy Seller’s delivery obligation with respect to such Space Tenant as set forth in this Section 9.3(a)(x)). Notwithstanding the foregoing to the contrary, if the required Estoppel Certificates cannot be timely delivered, Seller may, but shall not be obligated to, adjourn the Closing for a period not to exceed thirty (30) days, to obtain the required Estoppel Certificates. As used herein, “Major Tenant” shall mean any Space Tenant who leases pursuant to a Space Lease more than ten thousand (10,000) rentable square feet in the aggregate. Notwithstanding the foregoing, if Seller fails to obtain an Estoppel Certificate from Anna’s Linens Space Tenant because a petition in bankruptcy has been filed by or against Anna’s Linens Space Tenant or other similar bankruptcy event has occurred with respect to Anna’s Linens Space Tenant (e.g. a receiver or trustee is appointed to take possession of its assets, an assignment is made for the benefit of its creditors, or other judicial seizure of its assets occurs), then Anna’s Linens Space Tenant (or the square footage under its Lease, as applicable) shall be excluded: (x) from the definition of Major Tenant, and (y) when calculating the total leased area of the Premises for purposes of determining the Estoppel Tenants under this Section 9.3(a)(x). Seller shall deliver to Purchaser, promptly after receipt thereof, copies of each executed Estoppel Certificate obtained by Seller from the Space Tenants; provided, however, that if Seller delivers to Purchaser an executed Estoppel Certificate from a Space Tenant in form or substance to which Purchaser is entitled to object pursuant to this Section 9.3(a)(x) and delivers a subsequent executed Estoppel Certificate from such Space Tenant in form and substance to which Purchaser shall not have the right to object pursuant to this Section 9.3(a)(x), then such subsequent Estoppel Certificate shall be deemed acceptable for purposes of satisfying Seller’s obligation to deliver Estoppel Certificates under this Contract. If Seller, after exercising or waiving in writing its adjournment right set forth in this Section 9.3(a)(x), does not or cannot deliver the required Estoppel Certificates, Purchaser's sole remedy shall be to terminate this Contract and receive the return of the Deposit or to close notwithstanding the lack of the Estoppel Certificate(s) without any reduction of the Purchase Price and without any liability of Seller relative thereto. Except (x) as set forth in Section 12.1 and (y) with respect to any Estoppel Certificate delivered by the Anna’s Linens Space Tenant, in the event any Estoppel Certificate shall claim a default (a claim of default or failure of an obligation by Seller or a Space Tenant which arises out of or results from information actually disclosed to and actually known by Purchaser prior to the Outside Termination Date shall not be deemed an Estoppel Default or an objection to Purchaser’s closing title to the Premises) by Seller under a Space Lease (such default hereinafter being referred to as an “Estoppel Default”), then Seller may, but shall not be obligated to, elect to cure any such Estoppel Default and shall, for that purpose, be entitled to adjourn the Closing for a period not to exceed thirty (30) days, provided, however, that in the event Seller elects not to cure such Estoppel Default or is unable to cure such Estoppel Default within such period of time, Purchaser's sole remedy shall be to terminate this Contract and receive the return of the Deposit. In the event Purchaser is permitted to terminate this Contract pursuant to the preceding sentence, if (1) Purchaser fails to terminate this Contract as provided for above, or (2) such Estoppel Default will require less than Five Hundred Thousand Dollars ($500,000) to cure and if Seller agrees to escrow at Closing sufficient funds to remedy such Estoppel Default and otherwise elects to indemnify Purchaser from and against any and all claims, loss, liability, damage, cost or expense, including reasonable attorneys' fees, that may arise as a result of such Estoppel Default, then, in either event, the rights and obligations of the parties hereto shall not be affected thereby, this Contract shall remain in full force and effect and Purchaser shall, at the Closing, accept such Estoppel Certificate subject to such Estoppel Default without any reduction of the Purchase Price. Subsequent to the Closing, Seller may deliver an Estoppel Certificate confirming that the Estoppel Default no longer exists, whereupon Seller shall be entirely released from any liability arising out of the indemnity, if any, given pursuant to subsection (2) above. Notwithstanding anything contained herein to the contrary, Purchaser shall notify Seller upon the date which is the earlier of (i) five (5) Business Days following Purchaser’s receipt of executed Estoppel Certificates and (ii) one (1) Business Day before the Closing Date, of Purchaser’s permitted objections to any such Estoppel Certificates. Purchaser’s failure to timely respond to Seller in accordance with the preceding sentence shall be deemed its approval of the Estoppel Certificates;

(xi)         the Bill of Sale, executed by Seller in the form of Exhibit 8 annexed hereto;

(xii)        keys, combinations and codes to all locks and security devices to the Premises in Seller’s possession;

(xiii)       an update of Seller’s representations executed by Seller in accordance with Section 6.3 above;

(xiv)      a Seller’s non-resident withholding affidavit executed by Seller, if applicable;

(xv)       a title certificate in the form attached hereto as Exhibit 10;

(xvi)      an Assignment and Assumption of Leasing Commission Agreements and Construction Contracts executed by Seller in the form annexed hereto as Exhibit 13; and

(xvii)     evidence of Seller’s organizational authority.

(b)          At Closing Purchaser shall deliver to Seller or Escrowee:

(i)          the balance of the Purchase Price as provided in Section 3 hereof;

(ii)         the Assignment of the Space Leases executed by Purchaser in the form annexed hereto as Exhibit 2;

(iii)        the Assignment of the Service Contracts (and any replacements or renewals thereof) executed by Purchaser in the form annexed hereto as Exhibit 3;

(iv)        notice to the Space Tenants executed by Purchaser in the form annexed hereto as Exhibit 5;

(v)         notice to the service contractors executed by Purchaser in the form annexed hereto as Exhibit 6;

(vi)        an Assumption Agreement executed by Purchaser in the forms annexed hereto as Exhibit 12 and Exhibit 12-A pursuant to which Purchaser shall assume all of Seller’s obligations with respect to the leasing commission obligations to be assumed by Purchaser pursuant to Section 9.4(c) of this Contract which arise from and after the Closing Date;

(vii)       an Assignment and Assumption of Leasing Commission Agreements and Construction Contracts executed by Purchaser in the form annexed hereto as Exhibit 13 pursuant to which Purchaser shall assume all of Seller’s obligations with respect to the leasing commission agreements and construction contracts (i) set forth on Schedule F annexed hereto, (ii) to be assumed by Purchaser pursuant to Section 9.4(a)(i)(G) of this Contract, if applicable, and (iii) to be assumed by Purchaser pursuant to Section 7.6 of this Contract, if applicable; and

(viii)      Transfer Tax return(s) executed by Purchaser; and

(ix)         evidence of Purchaser's organizational authority.

9.4          Apportionments and Reimbursements. The following adjustments shall be made with respect to the Premises, and the following procedures shall be followed:

(a)          General.

(i)          Preparation of Prorations. Before the Closing Date, Seller shall prepare and deliver, or cause Escrowee to prepare and deliver, to Purchaser an unaudited statement for the Premises (the “Preliminary Proration Statement”) showing prorations (except as set forth in Section 9.4(a)(i)(G)) for the items set forth below, calculated as of 11:59 P.M. on the day preceding the Closing Date, on the basis of a 365-day year. Notwithstanding the foregoing, in the event Seller (or its designee (e.g. Seller’s existing lender)) does not receive the funds to be wired pursuant to Section 3 above by 1:00 P.M. Eastern Time on the Closing Date, then in such event, the items set forth in this Section shall be apportioned as of 11:59 P.M. on the Closing Date based upon the respective party's period of ownership for the item being apportioned. Purchaser and its representatives shall be afforded reasonable access to Seller’s books and records with respect to the Premises and Seller’s work papers pertaining to the Preliminary Proration Statement to confirm the accuracy of the Preliminary Proration Statement. Purchaser and Seller shall agree upon any adjustments to be made to the Preliminary Proration Statement before the Closing, and at the Closing, Purchaser or Seller, as applicable, shall receive a credit equal to the net amount due Purchaser or Seller, as applicable, pursuant to the Preliminary Proration Statement as finally agreed upon by Purchaser and Seller. The items to be covered by the Preliminary Proration Statement are as follows:

(A)         rents and any miscellaneous revenue (but only to the extent collected before the Closing Date), but excluding Additional Rents (as defined in 9.4(a)(i)(B) below) and percentage rent, which shall be prorated pursuant to Section 9.4(b) below;

(B)         reimbursements from Space Tenants for the cost of, or for increases (above a base amount) in the cost of, real estate taxes, parking, a marketing fund, operating expenses, insurance premiums, maintenance, or other charges of a similar nature, if any, and any additional charges and expenses (collectively, “Additional Rents”) payable under the Space Leases and percentage rents, which shall be prorated based on the principles and procedures set forth in Section 9.4(b) below;

(C)         non-delinquent personal property taxes, real property taxes and assessments, district improvement impositions and the like, except to the extent reimbursable or payable directly to the applicable taxing authority by the Space Tenants under its Space Leases (based upon the maximum discount rate available, if applicable); provided that if the tax rate or assessment for the fiscal year in which the Closing occurs has not been issued as of the Closing Date, taxes shall be prorated based on the last ascertainable tax bill, and such tax proration shall be subject to adjustment pursuant to subparagraph (v) of this Section 9.4(a);

(D)         water, sewer and utility charges not payable by a Space Tenant;

(E)         amounts payable under the Service Contracts;

(F)         permits, licenses and/or inspection fees (calculated on the basis of the period covered), but only to the extent transferred to Purchaser;

(G)         leasing commissions, landlord’s work, tenant improvement allowances and construction management fees incurred in connection with New Leases made in accordance with the provisions of Section 7.1 above, which shall be paid by Purchaser and Purchaser agrees to assume the obligations therefor pursuant to an Assignment and Assumption of Leasing Commission Agreements and Construction Contracts attached hereto as Exhibit 13. To the extent such amounts are paid by Seller at or prior to Closing, Purchaser shall reimburse Seller for such amounts at Closing; and

(H)         any other expenses normal to the operation and maintenance of the Premises.

(ii)          Principles of Prorations; Collections and Payments. Subject to the prorations to be made pursuant to this Section 9.4, after the Closing Purchaser shall collect all revenues and pay all expenses with respect to the Premises, even if such revenues and expenses relate to periods before the Closing; provided however, if any Space Tenant sends payments to Seller after the Closing, Seller shall deposit such payments to its bank account and, promptly after such payment has cleared, pay to Purchaser any portion of such payment to which Purchaser is entitled under the provisions of this Section 9.4. Purchaser shall use commercially reasonable efforts consistent with prudent business practices (A) to collect on Seller’s and Purchaser’s behalf all operating expenses for the Premises which are actually paid by Seller or Purchaser and permitted to be passed through to Space Tenants as Additional Rents pursuant to the terms of each Space Tenant’s respective Space Lease with respect to the 2014 calendar year, and (B) for the first two hundred seventy (270) days from and after the Closing Date, to collect on Seller’s behalf all such other delinquencies and unpaid monetary obligations owing under the Space Leases as of the Closing Date or that relate to a period prior to the Closing Date, and in the case of each of the foregoing clauses (A) and (B), Purchaser shall pay to Seller any sums collected in connection therewith which are attributable to the period of time prior to Closing. For purposes of the immediately preceding sentence, Purchaser’s use of commercially reasonable efforts shall in no event require Purchaser to sue a Space Tenant, terminate a Space Tenant’s Space Lease or disrupt a Space Tenant’s right to possession of its premises. To the extent such payments of any such unpaid monetary obligations are collected by Purchaser by judicial process, Purchaser may deduct from the amount owed to Seller an amount equal to the attorneys’ fees and costs actually incurred by Purchaser in collecting such unpaid monetary obligations due to Seller. Subject to the foregoing sentence, any rent or other payment collected after the Closing from any Space Tenant which owed any amounts under the Space Leases as of the Closing Date or that relates to any period prior to the Closing Date shall be applied first, to the applicable party’s unpaid monetary obligations with respect to any periods from the Closing Date through the end of the month in which such payment is made, in such order as Purchaser may elect, until such monetary obligations have been paid in full; any remaining amount of such payment shall be paid over to Seller, for application against such party’s unpaid monetary obligations with respect to any periods before the Closing Date, in such order as Seller may elect, until such unpaid monetary obligations have been paid in full; and any remaining amount of such payment shall be retained by Purchaser for application against such party’s future obligations. After the Closing Date, except as expressly provided in the immediately succeeding sentence, Seller shall have no right to bring any actions or proceedings against Space Tenants to collect any delinquencies or otherwise, and Purchaser shall be deemed to have the exclusive right, at any time after the Closing Date, to file proofs of claim and to commence or continue any actions or proceedings to collect any pre-petition rent, pre-petition additional rent, pre-petition rejection damages under Section 365 of the Bankruptcy Code, and/or post-petition administration expense claims. Notwithstanding anything contained in this Contract to the contrary, after the Closing Date, Seller shall retain the right to bring or continue actions or proceedings against the Anna’s Linens Space Tenant to collect any delinquencies to which Seller is entitled and Purchaser shall be deemed to have assigned to Seller the exclusive right with respect to the Anna’s Linens Space Tenant, at any time after the Closing Date, to file proofs of claim and commence or continue any actions or proceedings to collect any pre-petition rent, pre-petition additional rent, pre-petition rejection damages under Section 365 of the Bankruptcy Code, and/or post-petition administration expense claims, for any and all damages which arise or accrue with respect to the Anna’s Linens Space Tenant prior to the Closing Date, and to retain any sums collected in connection therewith; provided, however, Seller shall not sue to terminate the Anna’s Linens Space Tenant’s Space Lease or right to possession of its premises. Notwithstanding the foregoing, or the provisions of Section 9.4(a) above, if any Space Tenant pays rent in arrears, rent due for such Space Tenant for the month in which the Closing occurs shall be prorated (based on the rent payable in the prior month) between Purchaser and Seller at Closing, whether or not same has been paid by the Space Tenant.

(iii)        Utility and Municipality Deposits. At Closing, Seller shall receive a credit in the amount of any utility, municipality or other deposits relating to the Premises made by Seller and which are assigned to Purchaser at the Closing. Seller shall be entitled to a refund from the applicable utility or municipality of any deposits not assigned to Purchaser.

(iv)        Security Deposits. At the Closing, Seller shall deliver to Purchaser all prepaid rent, refundable security deposits, letters of credit and other collateral actually received by Seller pursuant to any of the Space Leases, less any portions thereof applied in accordance with the respective Space Lease (together with a statement regarding such applications).

(v)         Post-Closing Adjustments. Notwithstanding anything to the contrary contained in this Section 9.4, (A) if the amount of the real property taxes and assessments payable with respect to the Premises for any period before Closing is determined to be more than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to a reassessment of the value of the Premises or otherwise, Seller and Purchaser shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts, and Seller shall pay to Purchaser any increase in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, that Seller shall not be required to pay to Purchaser any portion of such increase that is payable by Space Tenants; and (B) if the amount of the real property taxes and assessments payable with respect to the Premises for any period before Closing is determined to be less than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to an appeal of the taxes by Seller, a reassessment of the value of the Premises or otherwise, Seller and Purchaser shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts (net of any costs incurred by Seller in connection with pursuing any appeal thereof), and (1) Purchaser shall pay to Seller any refund received by Purchaser representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, the Purchaser shall not be required to pay to Seller any portion of such refund (other than a portion of such refund equal to the amount of all costs incurred by Seller in connection with pursuing any appeal thereof) which is payable to Space Tenants; and (2) Seller shall be entitled to retain any refund received by Seller representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, that Seller shall pay to Purchaser that portion of any such refund, after first deducting any and all actual, out of pocket costs incurred by Seller in connection with pursuing such refund, that is payable to Space Tenants or that is otherwise applicable to any period after Closing. Each party shall give notice to the other party of any adjustment of the amount of the real property taxes and assessments payable with respect to the Premises for any period before Closing within thirty (30) days after receiving notice of any such adjustment.

(b)          Additional Rents; Percentage Rents; Post Closing Reconciliation.

(i)          Additional Rents. If any Space Tenants are required to pay Additional Rents and the same are not finally adjusted between the landlord and Space Tenant under any Space Lease until after the preparation of the Preliminary Proration Statement pursuant to Section 9.4(a)(i) above, then, the Preliminary Proration Statement shall include an estimated reconciliation as of the Closing Date of the amounts of all billings and charges for Additional Rents for calendar year 2014 through the Closing Date, as provided in this Section 9.4(b)(i). If the amounts that have been billed to Space Tenants for Additional Rents for calendar year 2014 through the Closing Date are less than would have been owed by Space Tenants under their respective Space Leases if the reconciliations under such Space Tenant Spaces Leases were completed as of the Closing Date based on the actual costs incurred by Seller for items that are payable by the Space Tenants as Additional Rents under their respective Space Leases for calendar year 2014 up to the Closing Date, the Preliminary Proration Statement will include a credit to Seller in the amount of such shortfall, subject to final adjustment as provided below in Sections 9.4(b)(iii) through 9.4(b)(v) below. If the amounts that have been billed to Space Tenants for Additional Rents for calendar year 2014 through the Closing Date exceed what would have been owed by Space Tenants under their respective Space Leases if the reconciliations under such Space Tenant Space Leases were completed as of the Closing Date based on the actual costs incurred by Seller for items that are payable by the Space Tenants as Additional Rents under their respective Space Leases for calendar year 2014 up to the Closing Date, the Preliminary Proration Statement will include a credit to Purchaser in the amount of such excess billed amount, subject to final adjustment as provided below in Sections 9.4(b)(iii) through 9.4(b)(v) below.

(ii)         Intentionally Deleted. Notwithstanding anything herein to the contrary, any and all references in this Contract to Section 9.4(b)(ii) or any provision thereof shall be deleted in their entirety.

(iii)        Post-Closing Reconciliation. With respect to those Additional Rents for the 2014 calendar year which are not finally adjusted between the landlord and any Space Tenant under any Space Lease until after the preparation of the Preliminary Proration Statement pursuant to Section 9.4(a) above, and for those percentage rents which have not been finally determined for the 2014 calendar year (or other applicable fiscal period under any Space Lease for the measurement of percentage rents during which the Closing occurs), Purchaser shall submit to Seller, no later than April 30, 2015, an unaudited statement for the Premises (a “Supplemental Proration Statement”) covering any such Additional Rents and percentage rents which have been finally adjusted between Purchaser and such Space Tenant for the 2014 calendar year (provided that if percentage rents are measured over a different fiscal period for any Space Tenant, a separate Supplemental Proration Statement shall be delivered for each such Space Tenant within ninety (90) days after the end of the applicable fiscal period) containing a calculation of the prorations of such Additional Rents and percentage rents on the basis of a 365-day year (or, in the case of percentage rents based on a fiscal period of other than a year, the number of days in such fiscal period), provided that (x) the adjustment to be made pursuant to the Supplemental Proration Statement (I) shall take into account the adjustment of such items made on the Preliminary Proration Statement in accordance with Section 9.4(a) and Section 9.4(b)(i) above, (II) with respect to Additional Rents, shall be made in proportion to the relative amounts of Additional Rents due Purchaser and Seller based on the amounts of the charges incurred by each of them during their respective periods of ownership for items that are payable by the Space Tenants as Additional Rents under their respective Space Leases, (III) with respect to percentage rents, the aggregate amount of percentage rents payable for the entire 2014 calendar year (or other applicable fiscal period under any Space Lease for the measurement of percentage rents during which the Closing occurs), shall be prorated based on the number of days the Premises is owned by Seller and the number of days the Premises is owned by Purchaser during such year and (y) the parties shall exclude any Additional Rents arising from increased real property taxes for the Premises to the extent such increase results from Purchaser’s purchase of the Premises. In order to enable Purchaser to make any year-end reconciliations of Additional Rents, following the Closing, Seller shall deliver to Purchaser a final statement of (i) all operating expenses for the Premises which are actually paid by Seller and permitted to be passed through to Space Tenants as Additional Rents pursuant to the terms of each Space Tenant’s respective Space Lease, with respect to the portion of the 2014 calendar year occurring prior to the Closing (“Seller’s 2014 Actual Operating Expenses”), together with copies of all documentation evidencing Seller’s 2014 Actual Operating Expenses, including copies of third-party invoices and copies of Seller’s books and records applicable thereto, and (ii) all estimated payments of Additional Rents received by Seller from Space Tenants with respect to the portion of the 2014 calendar year occurring prior to the Closing.

(iv)        Audit Rights for Supplemental Proration Statements. Seller and its representatives shall be afforded the opportunity to review all underlying financial records and work papers pertaining to the preparation of all Supplemental Proration Statements, and Purchaser shall permit Seller and its representatives, following not less than five (5) Business Days’ prior written notice, to have full access during Purchaser’s normal business hours at Purchaser’s office where books and records with respect to the Premises are kept, to such books and records in the possession of Purchaser or any party to whom Purchaser has given custody of the same relating to the Premises to permit Seller to review the Supplemental Proration Statements. Any Supplemental Proration Statement prepared by Purchaser shall be final and binding for purposes of this Contract unless Seller shall give written notice to Purchaser of disagreement with the prorations contained therein within sixty (60) days following Seller’s receipt of such Supplemental Proration Statement, specifying in reasonable detail the nature and extent of such disagreement. If Purchaser and Seller are unable to resolve any disagreement with respect to any Supplemental Proration Statement within ten (10) Business Days following receipt by Purchaser of the notice referred to above, either party may pursue any remedy available for the resolution of such dispute.

(v)         Payments for Adjustments. Any net credit due Seller or Purchaser, as the case may be, shall be paid to Seller or Purchaser, as the case may be, (A) with respect to those items payable by any Space Tenant under its respective Space Lease, within seventy-five (75) days after the date payment of any such amount is made by such Space Tenant to Purchaser and (B) with respect to all other items, in accordance with the terms of this Contract or as otherwise reflected on a Supplemental Proration Statement delivered to Seller, or unless Seller notifies Purchaser of a disagreement with respect to any such statement as provided in Section 9.4(b)(iv) above, in which case such payment (less a hold back sufficient to cover the amount of the disagreement) shall be made within fifteen (15) days after Seller notifies Purchaser of such disagreement, and any further payment due after such disagreement is resolved shall be paid within fifteen (15) days after the resolution of such disagreement.

(c)          Leasing Commissions. At Closing, Purchaser shall execute: (i) an Assumption Agreement in the form annexed hereto as Exhibit 12, pursuant to which Purchaser shall assume all obligations of Seller to pay any leasing commissions to KRC Property Management I, Inc. pursuant to Paragraph 13 of Exhibit D of that certain Management Agreement dated as of July 17, 2003 by and between Seller, as owner, and KRC Property Management I, Inc., as manager (the “Management Agreement “) with respect to any lease executed by Purchaser, or its successors or assigns, with an Active Prospect (as defined in the Management Agreement), following the Closing; and (ii) an Assumption Agreement in the form annexed hereto as Exhibit 12-A, pursuant to which Purchaser shall assume all obligations of Seller to pay any leasing commissions to New South Properties of the Carolinas, LLC pursuant to Paragraph 11 of that certain Listing Agreement dated as of September 1, 2011 by and between Seller, as owner, and New South Properties of the Carolinas, LLC, as leasing broker, as amended by Extension of Listing Agreement dated November 13, 2012 and Extension of Listing Agreement dated July 25, 2013 (as amended, the “Listing Agreement”), with respect to any lease executed by Purchaser, or its successors or assigns, with a tenant named on the Final List (as defined in the Listing Agreement), following the Closing.

(d)          Survival. The obligations of Seller and Purchaser under this Section 9.4 shall survive the Closing.

10.         Default.

10.1         Purchaser’s Default. If Purchaser should default under this Contract (including the failure to timely deliver the Adjournment Deposit to the extent required under this Contract), Seller may elect to cancel this Contract by giving notice to Purchaser and Escrowee. The parties hereto agree that the damages that Seller will sustain as a result of such default will be substantial but will be difficult to ascertain. Accordingly, the parties agree that in the event that Seller shall elect to terminate this Contract as a result of such default, Escrowee is hereby directed to pay the Deposit to Seller, who shall retain the Deposit as and for its liquidated damages and sole remedy hereunder, in which event this Contract shall be null and void and of no further force or effect except for those provisions expressly stated to survive the termination of this Contract.

10.2         Seller's Default. If Seller defaults under the terms of this Contract, Purchaser’s sole remedy for Seller’s default shall be to elect either to (i) cause (A) the refund to Purchaser of the Deposit and (B) in the event such default is material and arising out of Seller’s bad faith intent, the reimbursement by Seller of Purchaser's actual out of pocket costs and expenses (as evidenced by paid receipts) incurred in connection with this Contract and Purchaser's investigation of the Premises, not to exceed $100,000.00 in the aggregate and upon the making of such refund and reimbursement, as applicable, this Contract shall be null and void and of no further force or effect except for those provisions expressly stated to survive the termination of this Contract and the lien, if any, of Purchaser against the Premises shall wholly cease or (ii) commence an action for specific performance. Purchaser hereby waives all other rights and remedies that it might have, including but not limited to, the right to sue for damages.

11.         Risk of Loss.

11.1        Condemnation.

(a)          If, at any time prior to the Closing Date, all or a Substantial Portion of the Property shall be taken in the exercise of the power of condemnation or eminent domain by any sovereign, municipality or other public or private authority or shall be the subject of a duly noticed hearing held by any such authority relating to a pending taking in the exercise of the power of condemnation or eminent domain (a “Taking”), then Purchaser may cancel this Contract by written notice given to Seller within ten (10) days after receipt of notice from Seller of such Taking, in which event this Contract shall be deemed cancelled and of no force and effect and neither party shall have any further obligations or liabilities against or to the other, except that Seller shall cause the return of the Deposit to Purchaser. In the case of a Taking of less than a Substantial Portion of the Property or if Purchaser does not elect to terminate this Contract in the case of a Taking of all or a Substantial Portion of the Property, as provided for above, then this Contract shall remain in full force and effect and on the Closing either (A) Purchaser shall be entitled to any condemnation award to be granted and Seller shall assign all of its right, title and interest to such award to Purchaser, less such sums, if any, actually and reasonably expended by Seller to prosecute such claim and restore the Premises, or (B) if such award shall have been paid to Seller, the Purchase Price shall be reduced by the amount thereof, less such sums, if any, actually and reasonably expended by Seller to prosecute such claim and restore the Premises. Seller agrees to deliver promptly after receipt thereof any and all written notices of a Taking received by Seller after the date hereof.

(b)          As used herein, a Taking of a “Substantial Portion” of the Property shall mean a Taking which (i) materially and adversely affects access to or from the Premises on a permanent basis or (ii) will result in the termination of any Space Lease in excess of 8,000 leasable square feet or a combination of Space Leases in excess of 20,000 leasable square feet in the aggregate.

11.2         Destruction or Damage. In the event that the Property, or any part thereof, shall be damaged or destroyed by fire or any other casualty (“Casualty”) prior to the Closing Date, Seller shall give Purchaser prompt written notice of such event together with an estimate of the cost and time to restore prepared by an independent insurance examiner or engineer selected by Seller. If the Casualty will (a) require more than ten percent (10%) of the Purchase Price to repair or (b) result in the termination of any Space Lease in excess of 8,000 leasable square feet or a combination of Space Leases in excess of 20,000 leasable square feet in the aggregate (each event described in (a) or (b) herein called a “Casualty Termination Event”), Purchaser may cancel this Contract by notice to Seller within ten (10) days after receipt of notice from Seller specifying the Casualty Termination Event, in which event this Contract shall be deemed terminated and of no force and effect and neither party shall have any further rights or liabilities against or to the other except for those provisions expressly stated to survive the termination of this Contract and Seller shall cause the return of the Deposit to Purchaser. If there is no Casualty Termination Event or if Purchaser does not timely elect to cancel the Contract in the event of a Casualty Termination Event, this Contract shall remain in full force and effect and Purchaser shall be entitled to all insurance proceeds payable to Seller on account of such Casualty, less such sums, if any, as shall have been actually and reasonably incurred by Seller or expended by Seller in connection with the repair or restoration of such Casualty or the prosecution of such claim.

12.         Purchaser's Review Period.

12.1         Purchaser shall have the right to cancel this Contract on or before September 3, 2014 (the “Outside Termination Date”) by notice to Seller to be received by Seller on or before 3:00 P.M. Eastern Time on the Outside Termination Date (the period of time from the date hereof through and including the Outside Termination Date is herein referred to as “Purchaser's Review Period”). If Purchaser duly cancels this Contract in accordance with this Section 12.1, this Contract shall be deemed terminated and of no further force or effect, except for the provisions expressly stated to survive the Closing, and the Deposit shall be returned to Purchaser. If Purchaser does not duly cancel this Contract in accordance with this subparagraph or if Purchaser waives its right to cancel this Contract, (i) this Contract shall remain in full force and effect and Purchaser shall have no further right to cancel this Contract under this Section 12.1 and (ii) Purchaser shall be deemed to have waived any liability of Seller and any right to refuse to consummate the Closing by reason of any condition actually known to Purchaser as of the Outside Termination Date, including, without limitation a misrepresentation, Non-Permitted Title Objection, any other condition which results in or could result in an Estoppel Default or any breach of a covenant by Seller. Purchaser and Seller have entered into that certain Access Agreement dated July 23, 2014 (the “Access Agreement”), a copy of which is attached hereto as Exhibit 9 and the terms of which are hereby incorporated by reference and made a part hereof, and Purchaser hereby agrees to comply with the terms set forth in the Access Agreement.

12.2         Time shall be of the essence with respect to the dates in this Section 12 for the Outside Termination Date and the giving of Purchaser's cancellation notice. The provisions of this Section 12 shall survive the Closing or termination of this Contract.

13.         Miscellaneous.

13.1         Broker. Seller and Purchaser represent to each other that neither party has dealt with any broker or real estate consultant other than Berkeley Capital Advisors, LLC, a North Carolina limited liability company (“Broker”) in connection with the transaction contemplated by this Contract. Seller agrees to pay all fees, commissions or other charges due to Broker, if, as and when there is a Closing hereunder, pursuant to Seller’s separate agreement with Broker. Seller and Purchaser shall indemnify and hold the other free and harmless from and against any liabilities, damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by the indemnified party arising from a misrepresentation or a breach of any covenant made by the indemnifying party pursuant to this Section. The provisions of this Section shall survive the Closing or termination of this Contract.

13.2         Assignment of this Contract. This Contract may not be assigned by Purchaser without the consent of Seller. A direct or indirect transfer, sale or assignment of the majority stock interest in a corporate purchaser or the majority membership interest in a limited liability company purchaser or the majority or any general partnership interest of a partnership purchaser shall constitute an assignment of this Contract, which assignment or attempted assignment shall be void if made without the written consent of Seller. Purchaser shall have the right to assign its rights under this Contract, from and after the Outside Termination Date, to ARC CTCHRNC001, LLC without any consent of Seller being required, so long as such assignment is in the form approved by Seller, which includes that such assignee shall assume in writing all of the obligations of Purchaser to be performed under this Contract and an original of such fully executed assignment and assumption agreement shall be delivered to Seller at least five (5) Business Days prior to the Closing. Purchaser shall not assign this Contract to an entity or individual which would make any of the statements, representations or warranties set forth in Section 6.5(d) of this Contract untrue or incorrect and any such assignment shall be null and void and without force and effect. No assignment of this Contract shall relieve Purchaser from any of its obligations set forth herein arising prior to or after the effective date of the assignment. The provisions of this Section shall survive the Closing or termination of this Contract.

13.3         Attorneys’ Fees. If either party institutes a legal proceeding against the other party in connection with this Contract, the losing party in such proceeding shall reimburse the prevailing party all reasonable attorneys’ fees paid by the prevailing party in connection with such proceeding. The provisions of this Section shall survive the Closing or termination of this Contract.

13.4         Notices. All notices hereunder to Seller, Purchaser, Escrowee or the Title Company shall be sent by certified or registered mail, return receipt requested, or may be sent by Federal Express or other overnight courier which obtains a signature upon delivery, or may be sent via facsimile, or may be delivered by hand delivery addressed to such party at the address of such party set forth below or at such other address as such party shall designate from time to time by notice:

SELLER:

Pineville Centrum Limited Partnership

c/o DRA Advisors LLC

220 East 42nd Street

New York, New York 10017

Attention: Janine Roberts

Facsimile: (212) 697-7403

with a copy to:

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Attention: Martin Luskin, Esq. with a concurrent copy to Samantha Wallack, Esq. (Facsimile: (917) 332-3804)

Facsimile: (917) 332-3714

PURCHASER:

American Realty Capital IV, LLC

405 Park Avenue, 15th Floor

New York, New York 10022

Attention: Jesse Galloway and Jeremy Eichel

Facsimile: (212) 421-5799

with a copy to:

Retail Centers of America, Inc.

2000 McKinney Avenue, Suite 1000

Dallas, Texas 75201

Attention: Chris Cotten and Stephen G. Seitz

Facsimile: (214) 740-3313

with a copy to:

Condon Thornton Sladek Harrell PLLC

8080 Park Lane, Suite 700

Dallas, Texas 75231

Attention: William L. Sladek, Esq.

Facsimile: (214) 691-6311

ESCROWEE/TITLE COMPANY:

Chicago Title Insurance Company

711 Third Avenue, 5th Floor

New York, New York 10017

Facsimile: (212) 880-9635

Attention: Mario Varano

Notices shall be deemed served three (3) days after mailing, and in the case of overnight courier or hand delivery, on the date actually delivered to or rejected by the intended recipient, and in the case of facsimile, upon the sender’s receipt of confirmation of transmission of such facsimile notice produced by the sender’s facsimile machine, provided a copy of such transmission and the confirmation receipt thereof is deposited with an overnight courier for next day delivery properly addressed and paid for, except for notice(s) which advise the other party of a change of address of the party sending such notice or of such party's attorney, which notice shall not be deemed served until actually received by the party to whom such notice is addressed or delivery is refused by such party. Notices on behalf of the respective parties may be given by their attorneys and such notices shall have the same effect as if in fact subscribed by the party on whose behalf it is given. Notwithstanding the foregoing provisions of this Section (a) notices served by hand delivery shall be deemed served on the date of delivery if delivered at or prior to 5:00 P.M. Eastern Time on a Business Day and on the next Business Day if delivered after 5:00 P.M. Eastern Time on a Business Day or at any time on a non-Business Day and (b) notices served by facsimile shall be deemed served on the date of transmission if the sender receives confirmation of transmission in the manner set forth above at or prior to 5:00 P.M. Eastern Time on a Business Day and on the next Business Day if the sender receives confirmation of transmission in the manner set forth above after 5:00 P.M. Eastern Time on a Business Day or at any time on a non-Business Day.

13.5        Further Assurances. The parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Contract or diminishing any rights set forth in this Contract), as either may reasonably request from time to time, whether at or after the Closing, in furtherance of the purposes of this Contract. The provisions of this Section shall survive the Closing for three (3) months.

13.6        Confidentiality.

(a)          Purchaser agrees that, except as set forth below, all documentation made available to Purchaser by Seller (or its representatives) concerning the Premises, including, without limitation, the Space Leases, Service Contracts, development plans, proformas and rent rolls (all of the aforementioned information is collectively referred to as “Evaluation Material”) shall be treated confidentially as hereinafter provided.

(b)          All Evaluation Material shall be used or duplicated by Purchaser only for purposes of evaluating a possible purchase of the Premises by Purchaser. Purchaser agrees to keep all Evaluation Material (other than information which is a matter of public record or is provided in other sources readily available to the public other than as a result of disclosure thereof by Purchaser or Related Parties) strictly confidential; provided, however, that the Evaluation Material may be disclosed to the directors, officers, employees and partners of Purchaser, and to Purchaser's lender, attorneys, accounting firm and other consultants (all of whom are collectively referred to as “Related Parties”) who need to know or have reason to know such information for the purpose of evaluating a possible purchase of the Premises. In addition, Purchaser and Seller shall have the right to disclose the Evaluation Material or other information regarding this Contract to the extent Purchaser or Seller is required to disclose the same pursuant to a court order or applicable laws (including making such public statements or filings as may be required under any regulations of the U.S. Securities and Exchange Commission applicable to Purchaser or Seller or either of their affiliates, but only to the extent required by any of the foregoing). The Related Parties shall be informed of the confidential nature of the Evaluation Material and shall be directed in writing to keep all such information in the strictest confidence and use such information only for the purpose of evaluating a possible purchase by Purchaser. Purchaser will promptly, upon request of Seller following the termination of this Contract, deliver to Seller all Evaluation Material furnished by Seller, whether furnished before or after the date hereof, without retaining copies thereof. Purchaser will direct Related Parties to whom Evaluation Material is made available not to make similar disclosures and any such disclosure shall be deemed made by and be the responsibility of Purchaser.

(c)          Prior to the Closing, Seller and Purchaser shall keep strictly confidential and shall cause the Related Parties to keep strictly confidential the provisions of this Contract and the transactions contemplated thereunder, except as otherwise set forth in this Contract. After the Closing, Seller and Purchaser shall not, and shall cause the Related Parties not to, make any public disclosures (except as otherwise set forth in Section 13.6(b)) and shall cause the Related Parties not to make any public disclosures regarding the material economic terms of this Contract or the material economic terms of the transactions accomplished at the Closing without the prior written consent of the other party.

(d)          The provisions of this Section 13.6 shall survive the Closing or termination of this Contract.

13.7         Survival and Merger. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every agreement and obligation on the part of the Seller to be performed pursuant to the provisions of this Contract, except those which are herein specifically stated to survive the Closing, and Seller shall have no further liability with respect to any such agreement or obligation of Seller.

13.8         Recording. Purchaser shall not record this Contract or any memorandum thereof and any such recording shall be null and void and shall constitute a default hereunder.

13.9         Successors and Assigns. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, if any, but nothing contained herein shall be deemed a waiver of the provisions of Section 13.2 hereof.

13.10       Entire Agreement. This Contract and the Schedules and Exhibits annexed hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore or simultaneously had between the parties hereto are merged in and are contained in this Contract and said Schedules and Exhibits.

13.11       Waiver and Modifications. The provisions of this Contract may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against which any waiver, change, modification or discharge is sought.

13.12       Captions and Titles. The captions or section titles contained in this Contract and the Index, if any, are for convenience and reference only and shall not be deemed a part of the text of this Contract.

13.13       Construction. The terms “hereof,” “herein,” and “hereunder,” and words of similar import, shall be construed to refer to this Contract as a whole, and not to any particular article or provision, unless expressly so stated. All words or terms used in this Contract, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

13.14       Non-Business Days. If a party is required to perform an act or give a notice on a date that is a Saturday, Sunday or national holiday, the date such performance or notice is due shall be deemed to be the next Business Day.

13.15       Governing Law and Jurisdiction. This Contract is to be governed and construed in accordance with the laws of the State of North Carolina. Purchaser and Seller hereby submit to the jurisdiction of the State and United States District courts located within North Carolina in respect of any suit or other proceeding brought in connection with or arising out of this Contract. The provisions of this subsection shall survive the Closing or earlier termination of this Contract.

13.16         Counterparts. This Contract may be executed in two or more counterparts and each of such counterparts, for all purposes, shall be deemed to be an original but all of such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

13.17         No Third Party Benefits. This Contract is made for the sole benefit of Seller and Purchaser and their respective successors and assigns (subject to Section 13.2 above) and no other person shall have any right, remedy or legal interest of any kind by reason of this Contract.

13.18         Submission not an Offer. The submission of this Contract to any party by Seller shall not be construed as an offer, nor shall Purchaser have any rights with respect thereto, unless and until Seller shall execute a copy of this Contract and deliver the same to Purchaser.

13.19         Severability. If any provision of this Contract is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination will not affect the remaining provisions of this Contract, all of which will remain in full force and effect.

13.20         Insurance. Purchaser acknowledges that Seller’s insurance policies will not be transferred to Purchaser and that such insurance policies will in no way inure to the benefit of Purchaser.

13.21         Cooperation with Purchaser’s Auditors and SEC Filing Requirements. Seller agrees to reasonably cooperate with Purchaser after Closing in connection with Purchaser’s preparation and delivery of an audit letter and credit statements required by SEC Regulation SX3-14, including making Seller’s non-confidential books and records relating to the Premises available to Purchaser for inspection, copying and audit by Purchaser’s representatives at Purchaser’s expense, provided (i) Seller shall have no obligation to execute any document or provide any indemnity to Purchaser or any other party in connection with the preparation and delivery of such audit letter and credit statements or otherwise in connection with its cooperation under this Paragraph, (ii) Seller shall incur no cost (other than de minimis) or liability in connection with its cooperation under this Paragraph and (iii) Seller shall have no obligation to prepare any new reports, books, records or documentation of any kind in connection with its cooperation under this Paragraph.  The first sentence of this Section 13.21 shall survive Closing for six (6) months.  Purchaser hereby releases and agrees to indemnify, defend and hold Seller, its affiliates, agents, employees, and partners, harmless from and against any claims, liability, expenses (including without limitation reasonable attorneys fees), losses and damages arising out of Seller’s cooperation under this Section 13.21 or any information provided by Seller pursuant to this Section 13.21, except to the extent any such claims, liability, expenses, losses and damages are due to Seller’s commission of fraud in connection with its cooperation under this Section 13.21.  The indemnity obligations of Purchaser to Seller under this Section 13.21 shall survive the termination of this Contract for any reason, and this indemnity obligation of Purchaser shall survive the closing of this transaction.

13.22         Proposed Tax Free Exchange. Purchaser acknowledges that Seller may desire to exchange its interest in the Premises for one or more real properties of like-kind acceptable to Seller in a transaction that would qualify under Section 1031 of the Internal Revenue Code for non-recognition treatment (the "Exchange"). Such Exchange may take the form of a “forward exchange” or a “reverse exchange,” as such “reverse exchange” is permitted pursuant to Internal Revenue Service Revenue Procedure 2000-37. At Seller’s request, Purchaser shall execute such documents (in forms reasonably acceptable to Purchaser) and take such other action as may reasonably be requested for the purpose of the Exchange. Such cooperation by Purchaser shall not entail any additional expense (other than de minimus) or liability to Purchaser beyond its existing obligations under this Contract and Purchaser will not be required to take title to or contract for the purchase of any other property, and in no event shall Seller’s obligations or Purchaser’s rights under this Contract be subject to or conditioned upon the efficacy of any such Exchange. Seller agrees to indemnify and hold Purchaser harmless from and against any claims, damages, liabilities, costs and expenses (including reasonable attorney's fees and costs) arising from Purchaser’s performance under this Section 13.22. The provisions of this Section 13.22 shall survive the Closing.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Contract the day and year first above written.

I.D. No: _________	PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	G&I IV Centrum GP LLC, a Delaware limited liability company, its general partner

		By:	/s/ David Luski
Name: David Luski
Title: President

I.D. No.: _____________	AMERICAN REALTY CAPITAL IV, LLC,
a Delaware limited liability company

	By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: President

As to Section 4:
Chicago Title Insurance Company, Escrowee

/s/ Alecia Erica Farquharson
Name: Alecia Erica Farquharson
Title: Underwriting Counsel

Signature Page to Contract of Sale – The Centrum

SCHEDULE A

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

DESCRIPTION OF PROPERTY

Lying and being situate in Mecklenburg County, North Carolina, and being more particularly described as follows:

SIGN PARCEL 1 - 0.063 acre

All that certain tract or parcel of land lying in the Town of Pineville, Mecklenburg County, North Carolina, and being more particularly described as follows:

TO FIND THE POINT AND PLACE OF BEGINNING begin at an existing 5/8-inch rebar located at the northwesterly right of way intersection of North Carolina Highway 51 and Interstate 485 exit ramp, said rebar having North Carolina State Grid coordinates as follows:  N = 492,086.96 feet; E = 1,438,484.63 feet; thence with the right of way of N.C. Highway 51 (variable width public right of way) the following two (2) calls: (1) South 58-38-44 West 300.20 feet and (2) South 58-11-56 West 30.02 feet to an iron pipe found, said iron pipe being the POINT AND PLACE OF BEGINNING;  thence from said POINT AND PLACE OF BEGINNING along the right of way of N.C. Highway 51 South 58-11-56 West 29.94 feet to an iron pipe found at the northeasterly quadrant of the intersection of N.C. Highway 51 and Centrum Parkway (variable width public right of way);  thence with the margin of Centrum Parkway the following three (3) calls:  (1) North 61-23-46 West 45.67 feet (2) North 24-27-17 West 10.52 feet and (3) with the arc of a circular curve to the right of radius 205.00 feet, a length of 88.15 feet (chord bearing North 12-08-10 West 87.47 feet) to an iron pipe found at the westerly corner of First Union National Bank of N.C.; thence with the First Union property the following two calls:  (1) South 31-49-57 East 116.03 feet to an iron pipe found and  (2) South 84-30-21 East 27.21 feet to an iron pipe found in the northerly right of way of N.C. Highway 51, said iron pipe being the POINT AND PLACE OF BEGINNING, said tract containing 0.063 acre as shown on the survey dated September 30, 1999 (revised November 17, 1999) by Andrew G. Zoutewelle, Professional Land Surveyor.

PARCEL A - 3.305 acres

All that certain tract or parcel of land lying in the Town of Pineville, Mecklenburg County, North Carolina, and being more particularly described as follows:

SCHEDULE A: PAGE 1

TO FIND THE POINT AND PLACE OF BEGINNING begin at an existing 5/8-inch rebar located at the northwesterly right of way intersection of North Carolina Highway 51 and Interstate 485 exit ramp, said rebar having North Carolina State Grid coordinates as follows:  N = 492,086.96 feet; E = 1,438,484.63 feet; thence with the right of way of N.C. Highway 51 (variable width public right of way) the following two (2) calls:  (1) South 58-38-44 West 300.20 feet and (2) South 58-11-56 West 189.78 feet to an existing iron pipe, said iron pipe being the POINT AND PLACE OF BEGINNING;  thence from said POINT AND PLACE OF BEGINNING along the right of way of N.C. 51 South 58-11-56 West 50.13 feet to an existing iron pipe at the southeasterly corner of The Charlotte-Mecklenburg Hospital Authority as recorded in Deed Book 9472 Page 22 of the Mecklenburg County Registry; thence with The Charlotte-Mecklenburg Hospital Authority the following two (2) calls:  (1) North 20-11-12 East 85.15 feet to an iron pipe and (2) North 29-25-38 West 565.51 feet to an iron pipe at the southwesterly corner of Service Merchandise as recorded in Deed Book 6964 Page 579 of the Mecklenburg County Registry; thence with Service Merchandise the following eight (8) calls:  (1) North 60-35-28 East 101.15 feet to a existing nail in pavement, (2) North 16-59-54 East 84.24 feet to an existing nail at the edge of a building wall, (3) North 81-59-54 East 177.63 feet along the edge of a building wall and with the extension thereof to an existing nail in pavement, (4) South 8-00-06 East 74.00 feet to a nail in pavement, (5) North 81-59-54 East 189.48 feet to a chisel mark in curb, (6) with the arc of a circular curve to the right having a radius of 83.00 feet and a length of 40.29 feet (chord bearing South 84-05-34 East 39.90 feet) to a chisel mark in curb, (7) South 70-11-12 East 3.95 feet to a chisel mark in curb, and (8) with the arc of a circular curve to the left having a radius of 30.00 feet and a length of 21.23 feet (chord bearing North 89-32-25 East 20.79 feet) to an existing iron pipe in the westerly margin of Centrum Parkway (80 foot-wide public right of way); thence with the margin of Centrum Parkway the following six (6) calls:  (1) South 19-48-48 West 74.55 feet to an existing iron pipe, (2) with the arc of a circular curve to the right having a radius of 230.00 feet and a length of 155.88 feet (chord bearing South 39-13-45 West 152.91 feet) to an iron pipe, (3) South 58-38-44 West 45.35 feet to an iron pipe, (4) with the arc of a circular curve to the left having a radius of 295.00 feet and a length of 427.86 feet (chord bearing South 17-05-44 West 391.33 feet) to an iron pipe, (5) South 24-27-17 East 35.37 feet to an iron pipe and (6) South 02-37-46 East 30.43 feet to an iron pipe, said iron pipe being the POINT AND PLACE OF BEGINNING, said tract containing 3.305 acres as shown on the survey dated September 30, 1999 (revised November 17, 1999) by Andrew G. Zoutewelle, Professional Land Surveyor.

PRIVATE ROADWAY - 38,800 square feet

All that certain tract or parcel of land lying in the Town of Pineville, Mecklenburg County, North Carolina, and being more particularly described as follows:

SCHEDULE A: PAGE 2

TO FIND THE POINT AND PLACE OF BEGINNING begin at an existing 5/8-inch rebar located at the northwesterly right of way intersection of North Carolina Highway 51 and Interstate 485 exit ramp, said rebar having North Carolina State Grid coordinates as follows:  N = 492,086.96 feet; E = 1,438,484.63 feet; thence with the right of way of N.C. Highway 51 (variable width public right of way) the following two (2) calls:  (1) South 58-38-44 West 300.20 feet and (2) South 58-11-56 West 239.91 feet to an existing iron pipe at the southeasterly corner of The Charlotte-Mecklenburg Hospital Authority as recorded in Deed Book 9472 Page 22 of the Mecklenburg County Registry; thence with The Charlotte-Mecklenburg Hospital Authority the following two (2) calls:  (1) North 20-11-12 East 85.15 feet to an iron pipe and (2) North 29-25-38 West 728.25 feet to an existing iron pin at the southeasterly corner of OHM Hotels, LLC (Deed Book 9663 Page 644); thence with OHM Hotels North 00-04-11 West 225.91 feet to an existing iron pipe in the easterly terminus of the publicly dedicated portion of Leitner Drive (as shown in Map Book 24 Page 858), said iron being the POINT AND PLACE OF BEGINNING; thence from said POINT AND PLACE OF BEGINNING North 00-04-11 West 50.50 feet to an existing iron pipe at the southwesterly corner of the K-Mart parcel as recorded in Deed Book 8009 Page 376; thence with K-Mart the following four (4) calls:  (1) North 81-51-10 East 650.33 feet, (2) with the arc of a circular curve to the right having a radius of 150.00 feet and a length of 72.75 feet (chord bearing South 84-15-17 East 72.04 feet), (3) South 70-21-37 East 31.39 feet and (4) with the arc of a circular curve to the left having a radius of 25.00 feet and a length of 39.19 feet (chord bearing North 64-43-19 East 35.30 feet) to an existing iron pipe in the westerly margin of Centrum Parkway (80 foot-wide public right of way); thence with Centrum Parkway South 19-48-48 West 100.00 feet to an existing iron pipe at the northeasterly corner of Service Merchandise as recorded in Deed Book 6964 Page 579 of the Mecklenburg County Registry; thence with Service Merchandise the following four (4) calls:  (1) with the arc of a circular curve to the left having a radius of 25.00 feet and a length of 39.35 feet (chord bearing North 25-16-07 West 35.41 feet), (2) North 70-21-37 West 31.08 feet, (3) with the arc of a circular curve to the left having a radius of 100.00 feet and a length of 48.50 feet (chord bearing North 84-15-11 West 48.03 feet), (4) South 81-51-10 West 657.43 feet to an existing iron pipe, said iron pipe being the POINT AND PLACE OF BEGINNING, said tract containing 38,800 square feet as shown on the survey dated September 30, 1999 (revised November 17, 1999) by Andrew G. Zoutewelle, Professional Land Surveyor.

K-MART PARCEL - 9.186 acres

All that certain tract or parcel of land lying in the Town of Pineville, Mecklenburg County, North Carolina, and being more particularly described as follows:

SCHEDULE A: PAGE 3

TO FIND THE POINT AND PLACE OF BEGINNING begin at an existing 5/8-inch rebar located at the northwesterly right of way intersection of North Carolina Highway 51 and Interstate 485 exit ramp, said rebar having North Carolina State Grid coordinates as follows:  N = 492,086.96 feet; E = 1,438,484.63 feet; thence with the right of way of N.C. Highway 51 (variable width public right of way) the following two (2) calls:  (1) South 58-38-44 West 300.20 feet and (2) South 58-11-56 West 239.91 feet to an existing iron pipe at the southeasterly corner of The Charlotte-Mecklenburg Hospital Authority as recorded in Deed Book 9472 Page 22 of the Mecklenburg County Registry; thence with The Charlotte-Mecklenburg Hospital Authority the following two (2) calls:  (1) North 20-11-12 East 85.15 feet to an iron pipe and (2) North 29-25-38 West 728.25 feet to an existing iron pin at the southeasterly corner of OHM Hotels, LLC (Deed Book 9663 Page 644); thence with OHM Hotels and continuing along the easterly terminus of the publicly dedicated portion of Leitner Drive (as shown in Map Book 24 Page 858) North 00-04-11 West 276.41 feet to an existing iron pipe in the easterly terminus of the publicly dedicated portion of Leitner Drive, said iron pipe being the POINT AND PLACE OF BEGINNING; thence from said POINT AND PLACE OF BEGINNING along easterly terminus of the publicly dedicated portion of Leitner Drive and continuing with the easterly boundary of the Greenway Parcel as recorded in Deed Book 8009 Page 376 of the Mecklenburg County Registry North 00-04-11 West 93.91 feet to an existing iron pipe; thence with the Greenway Parcel North 04-12-24 East 40.12 feet to an existing iron pipe; thence with the Greenway Parcel North 02-43-20 East 135.62 feet to an existing iron pipe; thence with the Greenway Parcel North 08-08-49 West 178.45 feet to an existing iron pipe; thence with the Greenway Parcel North 09-47-34 East 87.42 to an existing iron pipe; thence with the Greenway Parcel North 21-26-38 East 41.32 feet to an existing iron pipe located at the western-most southwest corner of Parcel C of Deed Book 8009 Page 376 of the Mecklenburg County Registry; thence along the southerly boundary of Parcel C the following five (5) calls: (1) North 81-51-10 East 163.56 feet to a nail in pavement, (2) South 08-08-50 East 128.22 feet to a nail in pavement at the K-Mart building wall, (3) along said building wall North 81-59-54 East 149.42 feet to a point in concrete sidewalk, (4) North 08-08-50 West 38.69 feet to a point in concrete sidewalk and (5) North 81-51-10 East 494.53 feet to an existing nail in the westerly margin of Centrum Parkway (70 foot-wide public right of way); thence with Centrum Parkway the following four (4) calls:  (1) with the arc of a circular curve to the left having a radius of 570.00 feet and an arc length of 241.93 feet (chord bearing South 04-11-07 West 240.12 feet), (2) South 07-58-25 East 56.24 feet, (3) with the arc of a circular curve to the right having a radius of 300.00 feet and a length of 145.49 feet (chord bearing South 05-55-11 West 144.07 feet) and (4) South 19-48-48 West 72.42 feet to an existing iron pipe at the easterly terminus of a private roadway; thence with the margin of said roadway the following four calls:  (1) with the arc of a circular curve to the right having a radius of 25.00 feet and a length of 39.19 feet (chord bearing South 64-43-19 West 35.30 feet), (2) North 70-21-37 West 31.39 feet, (3) with the arc of a circular curve to the left having a radius of 150.00 feet and a length of 72.75 feet (chord bearing North 84-15-17 West 72.04 feet) and (4) South 81-51-10 West 650.33 feet to an existing iron pipe, said iron pipe being the POINT AND PLACE OF BEGINNING, said tract containing 9.186 acres as shown on the survey dated September 30, 1999 (revised November 17, 1999) by Andrew G. Zoutewelle, Professional Land Surveyor.

PARCEL C - 12.183 acres

All that certain tract or parcel of land lying in the Town of Pineville, Mecklenburg County, North Carolina, and being more particularly described as follows:

SCHEDULE A: PAGE 4

TO FIND THE POINT AND PLACE OF BEGINNING begin at an existing 5/8-inch rebar located at the northwesterly right of way intersection of North Carolina Highway 51 and Interstate 485 exit ramp, said rebar having North Carolina State Grid coordinates as follows:  N = 492,086.96 feet; E = 1,438,484.63 feet; thence with the right of way of N.C. Highway 51 (variable width public right of way) the following two (2) calls:  (1) South 58-38-44 West 300.20 feet and (2) South 58-11-56 West 239.91 feet to an existing iron pipe at the southeasterly corner of The Charlotte-Mecklenburg Hospital Authority as recorded in Deed Book 9472 Page 22 of the Mecklenburg County Registry; thence with The Charlotte-Mecklenburg Hospital Authority the following two (2) calls:  (1) North 20-11-12 East 85.15 feet to an iron pipe and (2) North 29-25-38 West 728.25 feet to an existing iron pin at the southeasterly corner of OHM Hotels, LLC (Deed Book 9663 Page 644); thence with OHM Hotels, LLC and continuing along the easterly terminus of the publicly dedicated portion of Leitner Drive (as shown in Map Book 24 Page 858) and continuing along the westerly boundary of 9.186-acre K-Mart parcel as recorded in Deed Book 8005 Page 170 of the Mecklenburg County Registry North 00-04-11 West 370.32 feet to an existing iron pipe; thence with K-Mart North 04-12-24 East 40.12 feet to an existing iron pipe; thence with K-Mart North 02-43-20 East 135.62 feet to an existing iron pipe; thence with K-Mart North 08-08-49 West 178.45 feet to an existing iron pipe; thence with K-Mart North 09-47-34 East 87.42 to an existing iron pipe; thence with K-Mart North 21-26-38 East 41.32 feet to an existing iron pipe, said iron pipe being the POINT AND PLACE OF BEGINNING; thence from said POINT AND PLACE OF BEGINNING along the southeasterly boundary of the Greenway Parcel as recorded in Deed Book 8009 Page 376 of the Mecklenburg County Registry North 21-26-38 East 200.70 feet to an existing iron pipe; thence with the Greenway Parcel North 24-28-29 East 450.00 feet to an existing iron pipe; thence with the Greenway Parcel North 31-21-21 East 413.33 feet to an existing iron pipe; thence with the Greenway Parcel North 19-44-13 East 327.75 feet to an existing iron pipe at a westerly corner of Home Depot (Deed Book 6721 Page 852; see also Deed Book 7993 Page 507); thence with Home Depot the following fourteen (14) calls:  (1) South 14-30-39 West 322.44 feet to an iron pipe, (2) South 33-36-23 East 61.08 feet to the northeasterly corner of a concrete guardrail, (3) along the easterly face of said guardrail South 12-06-57 West 6.81 feet, (4) South 29-22-04 East 20.83 feet, (5) South 58-26-27 West 19.08 feet, (6) along the easterly face of said guardrail South 12-06-57 West 9.12 feet to the southeasterly corner of said guardrail, (7) South 71-26-48 West 29.30 feet, (8) South 13-42-40 West 150.09 feet to an iron pipe, (9) South 78-00-06 East 218.30 feet to a chisel mark in concrete, (10) South 11-59-54 West 15.00 feet, (11) following a building wall South 78-00-06 East 118.26 feet to a nail in pavement, (12) with the arc of a circular curve to the right having a radius of 215.00 feet and a length of 30.68 feet (chord bearing South 35-54-37 West 30.65 feet), (13) South 39-59-54 West 47.92 feet and (14) South 50-00-06 East 356.47 feet to a nail in the northwesterly margin of Centrum Parkway (70 foot-wide public right of way); thence with Centrum Parkway the following two (2) calls:  (1) South 51-32-26 West 14.87 feet and (2) with the arc of a circular curve to the left having a radius of 570.00 feet and a length of 350.20 feet (chord bearing South 33-56-43 West 344.72 feet) to an existing nail located at the northeasterly corner of K-Mart; thence with K-Mart South 81-51-10 West 494.53 feet to a mark in concrete; thence with K-Mart South 08-08-50 East 38.69 feet to a mark in concrete; thence with K-Mart and following the edge of a building wall South 81-59-54 West 149.42 feet to a nail at the edge of said building wall; thence with K-Mart North 08-08-50 West 128.22 feet to a nail in pavement; thence with K-Mart South 81-51-10 West 163.56 feet to an existing iron pipe, said iron pipe being the POINT AND PLACE OF BEGINNING, said tract containing 12.183 acres as shown on the survey dated September 30, 1999 (revised November 17, 1999) by Andrew G. Zoutewelle, Professional Land Surveyor.

SCHEDULE A: PAGE 5

PARCEL D - 3.523 acres

All that certain tract or parcel of land lying in the Town of Pineville, Mecklenburg County, North Carolina, and being more particularly described as follows:

TO FIND THE POINT AND PLACE OF BEGINNING begin at an existing 5/8-inch rebar located at the northwesterly right of way intersection of North Carolina Highway 51 and Interstate 485 exit ramp, said rebar having North Carolina State Grid coordinates as follows:  N = 492,086.96 feet; E = 1,438,484.63 feet; thence with the right of way of N.C. Highway 51 (variable width public right of way) the following two (2) calls:  (1) South 58-38-44 West 300.20 feet and (2) South 58-11-56 West 239.91 feet to an existing iron pipe at the southeasterly corner of The Charlotte-Mecklenburg Hospital Authority as recorded in Deed Book 9472 Page 22 of the Mecklenburg County Registry; thence with The Charlotte-Mecklenburg Hospital Authority the following two (2) calls:  (1) North 20-11-12 East 85.15 feet to an iron pipe and (2) North 29-25-38 West 728.25 feet to an existing iron pin at the southeasterly corner of OHM Hotels, LLC (Deed Book 9663 Page 644); thence with OHM Hotels, LLC and continuing along the easterly terminus of the publicly dedicated portion of Leitner Drive as shown on Map Book 24 Page 858 of the Mecklenburg County Registry and continuing along the westerly boundary of the 9.186-acre K-Mart Parcel as recorded in Deed Book 8005 Page 170 of the Mecklenburg County Registry North 00-04-11 West 370.32 feet to an existing iron pipe; thence with K-Mart North 04-12-24 East 40.12 feet to an existing iron pipe; thence with K-Mart North 02-43-20 East 135.62 feet to an existing iron pipe; thence with K-Mart North 08-08-49 West 178.45 feet to an existing iron pipe; thence with K-Mart North 09-47-34 East 87.42 to an existing iron pipe; thence with K-Mart and continuing along the westerly boundary of Parcel C as recorded in Deed Book 8009 Page 376 North 21-26-38 East 242.02 feet to an existing iron pipe; thence with Parcel C North 24-28-29 East 450.00 feet to an existing iron pipe; thence with Parcel C North 31-21-21 East 413.33 feet to an existing iron pipe; thence with Parcel C and continuing along the westerly boundary of Home Depot as recorded in Deed Book 6721 Page 852 of the Mecklenburg County Registry North 19-44-13 East 379.24 feet to an existing iron pipe at the northwesterly corner of Home Depot, said iron pipe being the POINT AND PLACE OF BEGINNING; thence from said POINT AND PLACE OF BEGINNING along the easterly boundary of the Greenway Parcel as recorded in Deed Book 8009 Page 376 of the Mecklenburg County Registry North 19-44-13 East 14.23 feet to an existing iron pipe; thence with the Greenway Parcel North 34-07-31 East 488.59 feet to an existing iron pipe; thence with the Greenway Parcel North 86-46-58 East 117.81 feet to an existing 5/8-inch rebar on the westerly margin of Interstate 485 (variable width public right of way); thence with Interstate 485 the following two (2) calls:  (1) with the arc of a circular curve to the right having a radius of 3,644.72 feet and a length of 205.30 feet (chord bearing South 13-07-12 East 205.27 feet) and (2) South 09-29-45 East 321.74 feet to point in a regulator box located in the terminus of Centrum Parkway (50 foot-wide private right of way); thence with said Centrum Parkway South 80-30-15 West 50.00 feet to an existing iron pipe at the northeasterly corner of Home Depot; thence with Home Depot the following two (2) calls:  (1) North 09-29-45 West 6.36 feet and (2) North 78-00-06 West 455.79 feet to an existing iron pipe, said iron pipe being the POINT AND PLACE OF BEGINNING, said tract containing 3.523 acres as shown on the survey dated September 30, 1999 (revised November 17, 1999) by Andrew G. Zoutewelle, Professional Land Surveyor.

SCHEDULE A: PAGE 6

PRIVATE STREET - 47,725 square feet

All that certain tract or parcel of land lying in the Town of Pineville, Mecklenburg County, North Carolina, and being more particularly described as follows:

TO FIND THE POINT AND PLACE OF BEGINNING begin at an existing 5/8-inch rebar located at the northwesterly right of way intersection of North Carolina Highway 51 and Interstate 485 exit ramp, said rebar having North Carolina State Grid coordinates as follows:  N = 492,086.96 feet; E = 1,438,484.63 feet; thence with the right of way of N.C. Highway 51 (variable width public right of way) the following two (2) calls:  (1) South 58-38-44 West 300.20 feet and (2) South 58-11-56 West 239.91 feet to an existing iron pipe at the southeasterly corner of The Charlotte-Mecklenburg Hospital Authority as recorded in Deed Book 9472 Page 22 of the Mecklenburg County Registry; thence with The Charlotte-Mecklenburg Hospital Authority the following two (2) calls:  (1) North 20-11-12 East 85.15 feet to an iron pipe and (2) North 29-25-38 West 728.25 feet to an existing iron pin at the southeasterly corner of OHM Hotels, LLC (Deed Book 9663 Page 644); thence with OHM Hotels, LLC and continuing with the easterly terminus of the publicly dedicated portion of Leitner Drive as recorded in Map Book 24 Page 858 of the Mecklenburg County Registry and continuing with the westerly boundary of the 9.186-acre K-Mart Parcel as recorded in Deed Book 8005 Page 170 of the Mecklenburg County Registry North 00-04-11 West 370.32 feet to an existing iron pipe; thence with K-Mart North 04-12-24 East 40.12 feet to an existing iron pipe; thence with K-Mart North 02-43-20 East 135.62 feet to an existing iron pipe; thence with K-Mart North 08-08-49 West 178.45 feet to an existing iron pipe; thence with K-Mart North 09-47-34 East 87.42 to an existing iron pipe; thence with K-Mart and continuing along the westerly boundary of Parcel C as recorded in Deed Book 8009 Page 376 of the Mecklenburg County Registry North 21-26-38 East 242.02 feet to an existing iron pipe; thence with Parcel C North 24-28-29 East 450.00 feet to an existing iron pipe; thence with Parcel C North 31-21-21 East 413.33 feet to an existing iron pipe; thence with Parcel C and continuing with the westerly boundary of Home Depot as recorded in Deed Book 6721 Page 852 of the Mecklenburg County Registry North 19-44-13 East 379.24 feet to an existing iron pipe at the northwesterly corner of Home Depot; thence with Home Depot the following two (2) calls:  (1) South 78-00-06 East 455.79 feet to an existing iron pipe and (2) South 09-29-45 East 6.36 feet to an existing iron pipe, said iron pipe being the POINT AND PLACE OF BEGINNING; thence from said POINT AND PLACE OF BEGINNING North 80-30-15 East 50.00 feet to an point in a regulator box in the westerly margin of Interstate 485; thence with Interstate 485 the following three (3) calls:  (1) South 09-29-45 East 69.26 feet to an existing iron pipe, (2) South 8-30-24 East 316.06 feet to an existing iron pipe and (3) South 08-30-52 East 263.00 feet to an existing iron pipe; thence leaving Interstate 485 and continuing with Sign Parcel 2 as recorded in Deed Book 8009 Page 376 of the Mecklenburg County Registry and also continuing with the northwesterly boundary of C.R. Leikam, Trustee, as recorded in Deed Book 9138 Page 602 of the Mecklenburg County Registry with a circular curve to the right having a radius of 310.00 feet and a length of 269.81 feet (chord bearing South 16-25-07 West 261.38 feet) to a paint mark on water meter at the northerly terminus of the publicly dedicated right of way of Centrum Parkway (Map Book 24 Page 858); thence along the northerly terminus of Centrum Parkway North 47-49-37 West 69.85 feet to an existing iron pipe on the southeasterly edge of Home Depot (Deed Book 6721 Page 852); thence with Home Depot the following four (4) calls:  (1) with a circular curve to the left having a radius of 285.00 feet and a length of 252.13 feet (chord bearing North 16-49-46 East 243.99 feet to an existing iron pipe, (2) North 08-30-52 West 225.47 feet to a point, (3) North 08-30-24 West 315.63 feet to a nail in pavement and (4) North 09-29-45 West 68.83 feet to an existing iron pipe, said iron pipe being the POINT AND PLACE OF BEGINNING, said tract containing 47,725 square feet as shown on the survey dated September 30, 1999 (revised November 17, 1999)  by Andrew G. Zoutewelle, Professional Land Surveyor.

SCHEDULE A: PAGE 7

SIGN PARCEL 2 - 0.128 acre

All that certain tract or parcel of land lying in the Town of Pineville, Mecklenburg County, North Carolina, and being more particularly described as follows:

TO FIND THE POINT AND PLACE OF BEGINNING begin at an existing 5/8-inch rebar located at the northwesterly right of way intersection of North Carolina Highway 51 and Interstate 485 exit ramp, said rebar having North Carolina State Grid coordinates as follows:  N = 492,086.96 feet; E = 1,438,484.63 feet; thence with the right of way of N.C. Highway 51 (variable width public right of way) the following two (2) calls:  (1) South 58-38-44 West 300.20 feet and (2) South 58-11-56 West 239.91 feet to an existing iron pipe at the southeasterly corner of The Charlotte-Mecklenburg Hospital Authority as recorded in Deed Book 9472 Page 22 of the Mecklenburg County Registry; thence with The Charlotte-Mecklenburg Hospital Authority the following two (2) calls:  (1) North 20-11-12 East 85.15 feet to an iron pipe and (2) North 29-25-38 West 728.25 feet to an existing iron pin at the southeasterly corner of OHM Hotels, LLC (Deed Book 9663 Page 644); thence with OHM Hotels, LLC and continuing with the easterly terminus of the publicly dedicated portion of Leitner Drive as shown on Map Book 24 Page 858 of the Mecklenburg County Registry and continuing with the westerly boundary of the 9.186-acre K-Mart parcel as recorded in Deed Book 8005 Page 170 of the Mecklenburg County Registry North 00-04-11 West 370.32 feet to an existing iron pipe; thence with K-Mart North 04-12-24 East 40.12 feet to an existing iron pipe; thence with K-Mart North 02-43-20 East 135.62 feet to an existing iron pipe; thence with K-Mart North 08-08-49 West 178.45 feet to an existing iron pipe; thence with K-Mart North 09-47-34 East 87.42 to an existing iron pipe; thence with K-Mart and continuing along the westerly boundary of Parcel C as recorded in Deed Book 8009 Page 376 of the Mecklenburg County Registry North 21-26-38 East 242.02 feet to an existing iron pipe; thence with Parcel C North 24-28-29 East 450.00 feet to an existing iron pipe; thence with Parcel C North 31-21-21 East 413.33 feet to an existing iron pipe; thence with Parcel C and continuing with the westerly boundary of Home Depot as recorded in Deed Book 6721 Page 852 of the Mecklenburg County Registry North 19-44-13 East 379.24 feet to an existing iron pipe at the northwesterly corner of Home Depot; thence with Home Depot the following two (2) calls:  (1) South 78-00-06 East 455.79 feet to an existing iron pipe and (2) South 09-29-45 East 6.36 feet to an existing iron pipe; thence with the northerly terminus of Centrum Parkway (50 foot-wide private right of way) North 80-30-15 East 50.00 feet to a point in a regulator box in the westerly margin of Interstate 485; thence with Interstate 485 the following three (3) calls:  (1) South 09-29-45 East 69.26 feet to an existing iron pipe, (2) South 08-30-24 East 316.06 feet to an existing iron pipe and (3) South 08-30-52 East 263.00 feet to an existing iron pipe, said iron pipe being the POINT AND PLACE OF BEGINNING; thence from said POINT AND PLACE OF BEGINNING and continuing with Interstate 485 the following two (2) calls:  (1) South 8-30-52 East 227.09 feet to an existing iron pipe and (2) South 01-57-57 East 30.06 feet to an existing iron pipe; thence with the northeasterly boundary of C.R. Leikam, Trustee, as recorded in Deed Book 9138 Page 602 of the Mecklenburg County Registry North 42-51-17 West 94.60 feet to an existing iron pipe in the easterly margin of Centrum Parkway; thence along the easterly margin of Centrum Parkway with the arc of a circular curve to the left having a radius of 310.00 feet and a length of 190.63 feet (chord bearing North 09-06-09 East 187.64 feet) to an existing iron pipe in the margin of Interstate 485, said iron pipe being the POINT AND PLACE OF BEGINNING, said tract containing 0.128 acre as shown on the survey dated September 30, 1999 (revised November 17, 1999) by Andrew G. Zoutewelle, Professional Land Surveyor.

GREENWAY PARCEL - 8.7257 acres

All that certain tract or parcel of land lying in the Town of Pineville, Mecklenburg County, North Carolina, and being more particularly described as follows:

SCHEDULE A: PAGE 8

TO FIND THE POINT AND PLACE OF BEGINNING begin at an existing 5/8-inch rebar located at the northwesterly right of way intersection of North Carolina Highway 51 and Interstate 485 exit ramp, said rebar having North Carolina State Grid coordinates as follows:  N = 492,086.96 feet; E = 1,438,484.63 feet; thence with the right of way of N.C. Highway 51 (variable width public right of way) the following two (2) calls:  (1) South 58-38-44 West 300.20 feet and (2) South 58-11-56 West 239.91 feet to an existing iron pipe at the southeasterly corner of The Charlotte-Mecklenburg Hospital Authority as recorded in Deed Book 9472 Page 22 of the Mecklenburg County Registry; thence with The Charlotte-Mecklenburg Hospital Authority the following two (2) calls:  (1) North 20-11-12 East 85.15 feet to an iron pipe and (2) North 29-25-38 West 728.25 feet to an existing iron pin at the southeasterly corner of OHM Hotels, LLC (Deed Book 9663 Page 644); thence with OHM Hotels, LLC and continuing along the easterly terminus of the publicly dedicated portion of Leitner Drive as shown on Map Book 24 Page 858 of the Mecklenburg County Registry North 00-04-11 West 286.51 feet to a point at the northerly terminus of the publicly dedicated portion of Leitner Drive, said point also being located in the westerly boundary of the 9.186-acre K-Mart Parcel as recorded in Deed Book 8005 Page 170 of the Mecklenburg County Registry, said point also being the POINT AND PLACE OF BEGINNING; thence from said POINT AND PLACE OF BEGINNING with K-Mart North 00-04-11 West 83.81 feet to an existing iron pipe; thence with K-Mart North 04-12-24 East 40.12 feet to an existing iron pipe; thence with K-Mart North 02-43-20 East 135.62 feet to an existing iron pipe; thence with K-Mart North 08-08-49 West 178.45 feet to an existing iron pipe; thence with K-Mart North 09-47-34 East 87.42 to an existing iron pipe; thence with K-Mart and continuing along the westerly boundary of Parcel C as recorded in Deed Book 8009 Page 376 of the Mecklenburg County Registry North 21-26-38 East 242.02 feet to an existing iron pipe; thence with Parcel C North 24-28-29 East 450.00 feet to an existing iron pipe; thence with Parcel C North 31-21-21 East 413.33 feet to an existing iron pipe; thence with Parcel C and continuing with the westerly boundary of Home Depot as recorded in Deed Book 6721 Page 852 of the Mecklenburg County Registry and continuing with the westerly  boundary of Parcel D as recorded in Deed Book 8009 Page 376 North 19-44-13 East 393.47 feet to an existing iron pipe; thence with Parcel D North 34-07-31 East 488.59 feet to an existing iron pipe; thence with Parcel D North 86-46-58 East 117.81 feet to an existing 5/8-inch rebar on the westerly margin of Interstate 485; thence with Interstate 485 the following two (2) calls:  (1) with the arc of a circular curve to the left having a radius of 3,644.72 feet and a length of 642.33 feet (chord bearing North 19-46-57 West 641.50 feet) to a point within the waters of Little Sugar Creek and (2) North 51-01-58 West 27.01 feet to a point in the center of Little Sugar Creek; thence along the meanderings of the center of Little Sugar Creek the following fourteen (14) calls:  (1) South 08-29-00 West 336.34 feet, (2) South 18-14-00 West 265.00 feet, (3) South 29-01-27 West 140.0 feet, (4) South 20-26-00 West 55.0 feet, (5) South 15-21-00 West 53.0 feet, (6) South 05-43-00 West 40.0 feet, (7) South 16-14-00 West 82.0 feet, (8) South 19-17-00 West 275.0 feet, (9) South 19-11-00 West146.0 feet, (10) South 25-26-00 West  68.0 feet, (11) South 30-28-00 West 79.0 feet, (12) South 32-40-00 West 109.0 feet, (13) South 26-17-00 West 93.0 feet and (14) South 33-18-00 West 123.75 feet; thence leaving Little Sugar Creek and following the boundary of North Carolina Department of Transportation (Deed Book 8708 Page 214 and Deed Book 7902 Page 182) the following nine (9) calls:  (1) South 48-18-32 East 51.86 feet, (2) South 48-18-24 East 30.85 feet, (3) South 21-17-30 East 61.15 feet, (4) South 25-06-52 West 341.93 feet, (5) South 20-42-48 West 240.19 feet, (6) South 07-50-00 West 262.52 feet, (7) South 46-34-46 West 147.28 feet, (8) South 25-35-56 West 44.63 feet and (9) South 25-34-18 West (passing an existing iron pin at 85.43 feet) a total distance of 205.15 feet to an iron pipe set in the northerly margin of Leitner Drive (Map Book 24 Page 858); thence with Leitner Drive the following two (2) calls:  (1) with the arc of a circular curve to the right having a radius of 460.00 feet and a length of 126.64 feet (chord bearing North 73-57-54 East 126.24 feet) and (2) North 81-51-10 East 138.03 feet to an existing iron pipe, said iron pipe being the POINT AND PLACE OF BEGINNING, said tract containing 8.7257 acres as shown on the survey dated September 30, 1999 (revised November 17, 1999) by Andrew G. Zoutewelle, Professional Land Surveyor.

SCHEDULE A: PAGE 9

TOGETHER WITH those certain real estate interests and easements appurtenant to the above-described property set forth in the following instruments: (i) Declaration of Easements, Covenants, Conditions and Restrictions for Centrum Outparcels filed for record in Book 6721, page 515, as amended by First Amendment to Declaration of Easements, Covenants, Conditions and Restrictions for Centrum Outparcels filed for record in Book 8005, page 68, as affected by Assignment and Assumption of Developer’s Rights filed in Book 10917, page 853 and Assignment and Assumption of Declarations recorded in Book 15754, page 578, (ii) Amended and Restated Declaration of Roadway Easement recorded in Book 6721, page 499, and (iii) Declaration of Easements, Covenants, Conditions and Restrictions for Centrum-Retail Center filed for record in Book 6721, page 619, as affected by Memorandum of Understanding filed for record in Book 6721, page 846, Memorandum of Supplemental Agreement filed for record in Book 6964, page 583, Memorandum of Development Agreement filed for record in Book 6964, page 599, Consent Development filed for record in Book 7941, page 627, as amended by First Amendment to Declaration of Easements, Covenants, Conditions and Restrictions for Centrum-Retail Center filed for record in Book 8005, page 138, as affected by Assignment and Assumption of Declarations filed for record in Book 15754, page 578, as amended by Second Amendment to Declaration of Easements, Covenants, Conditions and Restrictions for the Centrum-Retail Center recorded in Book 27356, Page 635.

SCHEDULE A: PAGE 10

SCHEDULE B

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

INTENTIONALLY DELETED

SCHEDULE B: PAGE 1

SCHEDULE C

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

SPACE LEASES

As of August 1, 2014

			Annual	Security
Tenant	Start	Expire	Base Rent	Deposit	Notes

DXL Mens Apparel	11/10/1992	1/31/2024	$148,256.00	$-
US Fitness Charlotte	12/30/2011	1/31/2015	$40,568.50	$3,677.41
Jason's Deli	11/25/2000	11/30/2015	$141,518.00	$-
Subway	4/19/1993	4/30/2017	$37,609.97	$1,860.00
Le Fi Nail and Spa	7/1/2007	6/30/2017	$31,659.00	$2,000.00
Kmart	9/21/1992	9/30/2017	$724,405.45	$-
America's Best Contacts & Eyeglasses	8/1/2014	11/30/2019	$-	$-	Base rent commences on 11/29/2014 at base rent of $5,454.17 per month

David's Bridal	4/28/2003	4/30/2018	$231,224.04	$-
Sleepy's	4/23/2013	2/28/2018	$123,320.00	$-
Stein Mart	9/1/1992	8/31/2022	$306,000.00	$-
Lifeway Christian Stores	10/1/1998	9/30/2017	$144,000.00	$-
Catherines	9/30/2003	4/30/2019	$80,000.00	$-
Anna's Linens	9/9/2009	5/31/2017	$160,000.00	$-
TJ Maxx	8/16/1992	1/31/2018	$262,500.00	$-
Sally Beauty	3/30/2002	5/31/2017	$44,800.00	$-
Greater Golf Express	4/21/2008	4/30/2016	$62,850.60	$1,000.00
Sky Zone	8/28/2014	8/31/2024	$-	$28,706.72	Base rent commences on 8/28/2014 at base rent of $23,408.00 per month

SCHEDULE C: PAGE 1

SCHEDULE d

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

Service contracts

As of July 31, 2014

Service	Company	Comments

Sweeping	Major Clean, Inc.
Fire Alarm Monitoring	Security Central
Fire Alarm Monitoring	Security Central
Landscaping	Property Services, Inc.
Pressure Washing	CCR Clean Properties, DBA Araya Clean
Security	G4A Secure Solutions (USA), Inc.
Waste Services (Revenue Contract)	Corporate Services Consultants, LLC	60 day notice to terminate

SCHEDULE D: PAGE 1

SCHEDULE E

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

PENDING LITIGATION

NONE

SCHEDULE E: PAGE 1

SCHEDULE F

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

LEASING COMMISSION AGREEMENTS

and construction contracts

NONE

[to be updated at closing]

SCHEDULE F: PAGE 1

EXHIBIT 1

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

FORM OF SPECIAL WARRANTY DEED TO THE PREMISES

NORTH CAROLINA SPECIAL WARRANTY DEED

Prepared by:
Return to:

THIS DEED made as of this ______ day of _______________, 20__, by and between

GRANTOR	GRANTEE

Address:	Address:

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successor, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land situated in the City of Charlotte, Pineville Township, Mecklenburg County, North Carolina and more particularly described as follows:

See Exhibit "A" attached hereto and incorporated herein by reference.

The property hereinabove described was acquired by Grantor by Instrument recorded in Book _______, Page _______.

All or a portion of the property herein conveyed ____ includes or ____ does not include the primary residence of a Grantor.

EXHIBIT 1: PAGE 2

A map showing the above described property is recorded in Plat Book ____, Page ____.

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

And the Grantor covenants with the Grantee, that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, other than the following exceptions:

Ad valorem taxes for the current year, those Permitted Exceptions set forth in Exhibit “B” attached hereto and incorporated herein by reference, and any local, county, state or federal laws, ordinances, or regulations relating to zoning, environment, subdivision, occupancy, use, construction, or development of the subject property.

IN WITNESS WHEREOF, the Grantor has duly executed the foregoing as of the day and year first above written.

GRANTOR:

PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership

By:	G&I IV Centrum GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

STATE OF NORTH CAROLINA

COUNTY OF ________________

I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she signed the foregoing document: _____________________.

Date: _____________, 20___

_______________________________________
Official Signature of Notary
(Official Seal)
_____________________________,
Notary Public
Printed or typed name

My commission expires: ____________________.

EXHIBIT 1: PAGE 3

EXHIBIT A

Legal Description

EXHIBIT 1: PAGE 4

EXHIBIT B

Permitted Exceptions

EXHIBIT 1: PAGE 5

EXHIBIT 2

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

FORM OF ASSIGNMENT OF THE SPACE LEASES

KNOW ALL MEN that PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), in consideration of Ten ($10.00) Dollars and other good and valuable consideration, received from [_____________] (“Assignee”), does hereby assign, transfer and deliver unto Assignee, the entire landlord’s interest in and to those certain leases for space (the “Leases”) at the premises known as The Centrum, located at 10210 Centrum Parkway, Charlotte, Mecklenburg County, North Carolina (the “Premises”) with the tenants listed on Schedule A annexed hereto including any pre-paid rents, security and other deposits and, to the extent transferable or assignable, letters of credit and guarantees held by Assignor as of the date hereof, subject to the rights Assignor has retained under Section 9.4 of that certain Contract of Sale (the “Contract”) dated [__________], between Assignor and Assignee for the Premises.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Leases and subject as aforesaid.

AND Assignee does hereby acknowledge receipt of the Leases and security deposits so delivered, and does hereby (a) accept the within assignment and (b) assume the performance of all the terms, covenants and conditions of the Leases on the part of the lessor which are to be performed or which arise from and after the date hereof.

This assignment is made without warranty or representation by Assignor and without recourse to Assignor in any manner whatsoever, express or implied, except as may be set forth in the Contract.

This assignment and assumption agreement shall inure to the benefit of Assignee and Assignor and their respective successors and assigns, and shall be governed by the laws of the State of North Carolina. This assignment and assumption agreement may not be modified, altered or amended, or its terms waived, except by an instrument in writing signed by the parties hereto.

None of the provisions of this instrument are intended to be, nor shall they be construed to be, for the benefit of any third party.

[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT 2: PAGE 1

IN WITNESS WHEREOF, Assignor and Assignee have executed this agreement this [_____] day of [___________].

ASSIGNOR:

PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership

By:	G&I IV Centrum GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

ASSIGNEE:
[INSERT SIGNATURE BLOCK]

EXHIBIT 2: PAGE 2

Schedule a

Leases

EXHIBIT 2: PAGE 3

EXHIBIT 3

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

FORM OF ASSIGNMENT OF SERVICE CONTRACTS

KNOW ALL MEN that PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), in consideration of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration, received from [______________________] (“Assignee”), does hereby assign, transfer and deliver onto Assignee, all of its right, title and interest in and to those certain service contracts relating to the operation or maintenance of the premises known as The Centrum, located at 10210 Centrum Parkway, Charlotte, Mecklenburg County, North Carolina, which service contracts are listed in Schedule A annexed hereto (the “Contracts”).

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Contracts and subject aforesaid.

AND Assignee does hereby acknowledge receipt of the Contracts so delivered, and does hereby (a) accept the within assignment and (b) assume the performance of all the terms, covenants and conditions of the Contracts on the Assignor's part to be performed thereunder from and after the date hereof.

This assignment is made without warranty or representation by Assignor and without recourse to Assignor in any manner whatsoever, express or implied, except as may be set forth in that certain Contract of Sale between Assignor and American Realty Capital IV, LLC, as assigned to Assignee.

This assignment and assumption agreement shall inure to the benefit of Assignee and Assignor and their respective successors and assigns, and shall be governed by the laws of the State of North Carolina. This assignment and assumption agreement may not be modified, altered or amended, or its terms waived, except by an instrument in writing signed by the parties hereto.

None of the provisions of this instrument are intended to be, nor shall they be construed to be, for the benefit of any third party.

[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT 3: PAGE 1

IN WITNESS WHEREOF, Assignor and Assignee have executed this agreement this _____ day of _______________.

ASSIGNOR

PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership

By:	G&I IV Centrum GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

ASSIGNEE:
[INSERT SIGNATURE BLOCK]

EXHIBIT 3: PAGE 2

Schedule a

Service Contracts

EXHIBIT 3: PAGE 3

EXHIBIT 4

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

FORM OF ASSIGNMENT OF LICENSES, PERMITS,

GUARANTEES AND WARRANTIES

KNOW ALL MEN that PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), in consideration of Ten ($10.00) Dollars and other good and valuable consideration, receipt whereof is hereby acknowledged from [___________________] (“Assignee”), does hereby assign, transfer and deliver unto Assignee, all of its right, title and interest in and to any and all existing licenses, permits, approvals, and land use entitlements presently held by Assignor with respect to, or otherwise benefitting, the premises known as The Centrum, located at 10210 Centrum Parkway, Charlotte, Mecklenburg County, North Carolina (the “Premises”) and any and all guarantees and warranties in connection with any work or services performed or equipment installed in and improvements erected on the Premises (collectively, the “Licenses and Guarantees”).

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Licenses and Guarantees.

This assignment is made without warranty or representation by the Assignor, including, without limitation, any warranty or representation that Assignor has any right in the Licenses and Guarantees or that the Licenses and Guarantees are transferable, and without recourse to Assignor in any manner whatsoever.

This assignment agreement shall inure to the benefit of Assignee and its successors and assigns and shall be governed by the laws of the State of North Carolina. This assignment agreement may not be modified, altered or amended, or its terms waived, except by an instrument in writing signed by the parties hereto.

None of the provisions of this instrument are intended to be, nor shall they be construed to be, for the benefit of any third party.

[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT 4: PAGE 1

IN WITNESS WHEREOF, Assignor has executed this agreement this _____ day of ____________, 201_.

ASSIGNOR

PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership

By:	G&I IV Centrum GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

EXHIBIT 4: PAGE 2

EXHIBIT 5

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

FORM OF NOTICE TO TENANTS

OF

THE CENTRUM

10210 Centrum Parkway, Charlotte, North Carolina

(THE “PREMISES”)

Dear Tenant:

Please be advised that the Premises have this day been conveyed and your lease (the “Lease”) has been assigned by PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership (“Prior Owner”), to [_____________________] (“New Owner").

New Owner has assumed all of the obligations under your Lease accruing from and after this day, including any obligations to return your security deposit in accordance with the terms of your Lease. Notwithstanding anything contained herein to the contrary, Prior Owner retains the right to collect any delinquent rents pertaining to the period prior to ___________[insert closing date].

Until further notice, all correspondence and notices shall be directed, and all rents, additional rents and other charges under the Lease shall be paid to New Owner at the addresses attached hereto as Exhibit A.

You are hereby requested to have the insurance policies required under the Lease amended to add New Owner, as additional insured thereunder, and have the certificate of insurance indicating such amendment forwarded to the New Owner.

Your security deposit, if any, under the Lease has been transferred to New Owner.

Dated: __________.

EXHIBIT 5: PAGE 1

Very truly yours,

PRIOR OWNER:	PINEVILLE CENTRUM LIMITED PARTNERSHIP,
a Delaware limited partnership

	By:	G&I IV Centrum GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

NEW OWNER:	[_______________________]

EXHIBIT 5: PAGE 2

EXHIBIT A

Addresses

For All Notices:	[_________________________]
[_________________________]
[_________________________]
[_________________________]
Attention: [_______________]
Facsimile: (___) ___-____

With a copy to:	[_________________________]
c/o [Property Manager]
[_________________________]
[_________________________]
[_________________________]
Attention: Property Manager – [_______________]
Telephone: (___) ___-____
Telecopy: (___) ___-____

Payment Address:	[___________________________]
c/o [________________________]
[___________________________]
[___________________________]

EXHIBIT 5: PAGE 3

EXHIBIT 6

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

FORM OF NOTICE TO CONTRACTORS

UNDER SERVICE CONTRACTS

OF

THE CENTRUM

10210 Centrum Parkway, Charlotte, North Carolina

(THE “PREMISES”)

Dear Contractor:

Please be advised that the Premises have this day been conveyed and your service contract has been assigned from PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership (“Prior Owner”), to [________________] ("New Owner").

Until further notice, all correspondence, notices and invoices shall be directed to the New Owner at the following address:

[_________________]

[_________________]

[_________________]

[_________________]

Attention: [________________]

   Facsimile: (___) ___-____

Dated: _________

EXHIBIT 6: PAGE 1

Very truly yours,

PRIOR OWNER:	PINEVILLE CENTRUM LIMITED PARTNERSHIP,
a Delaware limited partnership

	By:	G&I IV Centrum GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

NEW OWNER:	[_______________________]

EXHIBIT 6: PAGE 2

EXHIBIT 7

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

TENANT ESTOPPEL CERTIFICATE

The undersigned, ___________________________________, is the Tenant of a portion of the real property commonly known as The Centrum, located at 10210 Centrum Parkway, Charlotte, Mecklenburg County, North Carolina (the “Property”), and hereby certifies to Pineville Centrum Limited Partnership, a Delaware limited partnership (“Landlord”), to American Realty Capital IV, LLC, a Delaware limited liability company, ARC CTCHRNC001, LLC, or any assignee or nominee (“Buyer”), and to any lender (“Lender”) making a loan to Buyer to be secured, in whole or in part, by the Property, the following:

1.          That there is presently in full force and effect a lease (as modified, assigned, supplemented and/or amended as set forth in paragraph 2 below, the “Lease”) dated as of __________, 20___ between the undersigned and ____________________, covering approximately _____ square feet of the Property (the “Leased Premises”).

2.          That the Lease has not been modified, assigned, supplemented or amended except by: ___________________________________.

3.          That the Lease represents the entire agreement between Landlord and the undersigned with respect to the Leased Premises.

4.          That the commencement date under the Lease was __________, _____, the termination date of said Lease is __________, 20___.

5.          That the present minimum monthly rent which the undersigned is paying under the Lease is $__________, and all rent has been paid through __________, 2014. Tenant is also obligated to pay common area maintenance expenses, insurance premiums and taxes under the Lease, and all such sums have been paid through ______________, 2014, except as follows: ____________________. To Tenant's knowledge, Tenant is not owed any sums for reconciliations for calendar year 2013 or any prior year, except as follows: ______________ (left blank means “none”).

6.          That the security deposit held by Landlord under the terms of the Lease is $__________ and Landlord holds no other deposit from Tenant for security or otherwise.

EXHIBIT 7: PAGE 1

7.          That the undersigned has accepted possession of the Leased Premises and that, to the best of the undersigned’s knowledge, any improvements required to be made by Landlord to the Leased Premises by the terms of the Lease and all other conditions of the Lease to be satisfied by Landlord have been completed or satisfied to the satisfaction of the undersigned.

8.          That, to the best of the undersigned’s knowledge, the undersigned, as of the date set forth below, has no right or claim of deduction, charge, lien or offset against Landlord under the Lease or otherwise against the rents or other charges due or to become due pursuant to the terms of said Lease.

9.          That, to the best of the undersigned’s knowledge, Landlord is not in default or breach of the Lease, nor has Landlord committed an act or failed to act in such a manner, which, with the passage of time or notice or both, would result in a default or breach of the Lease by Landlord.

10.         That, to the best of the undersigned’s knowledge, the undersigned is not in default or in breach of the Lease, nor has the undersigned committed an act or failed to act in such a manner which, with the passage of time or notice or both, would result in a default or breach of the Lease by the undersigned.

11.         The undersigned hereby acknowledges that Buyer, or its nominee, intends to purchase the Property, that Landlord will assign its interest in the Lease to Buyer, or its nominee, in connection with such purchase, and that Buyer, or its nominee, and its lender is relying upon the representations contained herein in making such purchase.

12.         That the undersigned is not the subject of any pending bankruptcy, insolvency, debtor’s relief, reorganization, receivership, or similar proceedings, nor the subject of a ruling with respect to any of the foregoing.

This Certificate shall be binding upon and inure to the benefit of the undersigned, Landlord, Buyer and Lender and their respective successors and assigns.

Dated: __________, 2014.

_____________________________________ ,
a ___________________________________

By: _________________________________
Name: ______________________________
Title: _______________________________

EXHIBIT 7: PAGE 2

EXHIBIT 8

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

FORM OF bill of sale

PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership (“Grantor”) for good and valuable consideration, the receipt and the sufficiency of which is hereby acknowledged, by these presents, does, without representation by, or warranty or recourse against, Grantor, convey, assign, transfer, sell, deliver and set over unto [__________________], its successors and assigns (“Grantee”), all of Grantor's right, title and interest in and to the personal property (including both tangible and intangible property) transferred pursuant to that certain Contract of Sale between Grantor and [______________] dated ______________, 2014 used in connection with the operation of the property known as The Centrum, located at 10210 Centrum Parkway, Charlotte, Mecklenburg County, North Carolina. Without limiting the generality of the foregoing, Grantor hereby assigns and conveys to Grantee all right, title and interest of Grantor in and to the name "The Centrum."

IN WITNESS WHEREOF, Grantor has caused this Bill of Sale to be signed as of this _____ day of ______________, 201_.

PINEVILLE CENTRUM LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	G&I IV Centrum GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

EXHIBIT 8: PAGE 1

EXHIBIT 9

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

executed access agreement

[Attached hereto on the following page]

EXHIBIT 9: PAGE 1

EXHIBIT 10

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

FORM OF TITLE CERTIFICATE

The undersigned, a Delaware limited partnership, hereby certifies to Chicago Title Insurance Company (the “Insurer”) the following:

1.          The undersigned is the owner (“Owner”) of certain property (the “Property”) situated in Mecklenburg County, North Carolina, described in title commitment No. ________ (the "Title Commitment") issued by Insurer.

2.          The only tenants of the undersigned are tenants under the leases (the “Leases”) set forth on the rent roll annexed hereto as Exhibit A (or subleases thereunder).

3.          During the period of 120 days immediately preceding the date of this certification no improvements or alterations have been made (other than minor repairs) to the Property by or on behalf of Owner that have not been paid for (or if unpaid will be paid in the ordinary course of business) and that no claims against Owner of laborers or materialmen remain unpaid (or if unpaid will be paid in the ordinary course of business) for work performed by or on behalf of Owner and that no material incorporated into the Property by Owner is subject to a security interest (other than in connection with any mortgage described in the Title Commitment).

4.          No proceedings in bankruptcy or receivership have been instituted by or against Owner which are now pending, nor has the Owner made any assignment for the benefit of creditors which is in effect as to the Property.

5.          Owner agrees not to cause any lien or encumbrance to be filed against the Property between the date hereof and the earlier of (a) the date the documents creating the interest being insured pursuant to the Title Commitment have been filed of record and (b) three (3) days following the date hereof.

6.          This certification is made for the purpose of inducing Insurer to issue its title policy insuring the Property.

Dated this ___ day of _______, ______.

[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT 10: PAGE 1

PINEVILLE CENTRUM LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	G&I IV Centrum GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

EXHIBIT 10: PAGE 2

EXHIBIT A

LIST OF LEASES

EXHIBIT 10: PAGE 3

EXHIBIT 11

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

[Intentionally deleted]

EXHIBIT 11: PAGE 1

EXHIBIT 12

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

FORM OF ASSUMPTION AGREEMENT

(KRC PROPERTY MANAGEMENT i, inc.)

KNOW ALL MEN that in consideration of Ten ($10.00) Dollars and other good and valuable consideration, received from PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership (“Seller”), ____________________ (“Purchaser”) does hereby irrevocably assume all obligations of Seller to pay any: leasing commissions to KRC Property Management I, Inc., a Delaware corporation (“KRC Property Management”), pursuant to paragraph 13 of Exhibit D to that certain Management Agreement, dated as of July 17, 2003 by and between Seller, as owner, and KRC Property Management, as leasing broker (the “Agreement”), with respect to any lease executed by the undersigned, or its successors or assigns, with an Active Prospect (as defined in the Agreement) following the date hereof. Seller shall be responsible for the payment of all leasing commissions due and payable to KRC Property Management pursuant to the Agreement prior to the date hereof (the “Prior Commissions”), and Seller hereby agrees to indemnify and hold Purchaser harmless from and against all claims made by KRC Property Management against Purchaser with respect to the Prior Commissions.

This assumption agreement may be relied upon by, and is made for the benefit of, Seller and KRC Property Management, and shall inure to their respective successors and/or assigns, and shall be governed by the laws of the State of North Carolina. This Agreement may not be amended without the consent of Seller or KRC Property Management.

[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT 12: PAGE 1

IN WITNESS WHEREOF, the undersigned has executed this agreement this _____ day of __________ 2014.

PURCHASER:

[_________________________]
By:___________________________________________
Name:
Title:

EXHIBIT 12: PAGE 2

EXHIBIT 12-A

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

FORM OF ASSUMPTION AGREEMENT

(NEW SOUTH PROPERTIES OF THE CAROLINAS, LLC)

KNOW ALL MEN that in consideration of Ten ($10.00) Dollars and other good and valuable consideration, received from PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership (“Seller”), ____________________ (“Purchaser”) does hereby irrevocably assume all obligations of Seller to pay any: leasing commissions to New South Properties of the Carolinas, LLC (“New South Properties”) pursuant to paragraph 11 of that certain Listing Agreement dated September 1, 2011 by and between Seller, as owner, and New South Properties, as leasing broker, as amended by Extension of Listing Agreement dated November 13, 2012 and Extension of Listing Agreement dated July 25, 2013 (as amended, the “Agreement”), with respect to any lease executed by the undersigned, or its successors or assigns, with a tenant named on the Final List (as defined in the Agreement) following the date hereof. Seller shall be responsible for the payment of all leasing commissions due and payable to New South Properties pursuant to the Agreement prior to the date hereof (the “Prior Commissions”), and Seller hereby agrees to indemnify and hold Purchaser harmless from and against all claims made by New South Properties against Purchaser with respect to the Prior Commissions.

This assumption agreement may be relied upon by, and is made for the benefit of, Seller and New South Properties, and shall inure to their respective successors and/or assigns, and shall be governed by the laws of the State of North Carolina. This Agreement may not be amended without the consent of Seller or New South Properties.

[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT 12-A: PAGE 1

IN WITNESS WHEREOF, the undersigned has executed this agreement this _____ day of __________ 2014.

PURCHASER:

[_________________________]
By:___________________________________________
Name:
Title:

EXHIBIT 12-A: PAGE 2

EXHIBIT 13

ATTACHED TO AND FORMING PART OF THE CONTRACT BETWEEN

PINEVILLE CENTRUM LIMITED PARTNERSHIP, AS SELLER

AND

AMERICAN REALTY CAPITAL IV, LLC, AS PURCHASER

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASING COMMISSION AGREEMENTS AND CONSTRUCTION CONTRACTS

KNOW ALL MEN that PINEVILLE CENTRUM LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignor"), in consideration of Ten ($10.00) Dollars and other good and valuable consideration, received from ____________________ ("Assignee"), does hereby assign, transfer and deliver unto Assignee, all of its right, title and interest in and to those certain leasing commission agreements and construction contracts relating to the premises known as The Centrum, located at 10210 Centrum Parkway, Charlotte, Mecklenburg County, North Carolina, listed on Exhibit A annexed hereto (the “Agreements”).

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Leases and subject as aforesaid.

AND Assignee does hereby acknowledge receipt of the Agreements so delivered, and does hereby (a) accept the within assignment and (b) assume the performance of all the terms, covenants and conditions of the Agreements on the part of the Assignor to the extent specifically listed on Exhibit A annexed hereto. Seller shall be responsible for all claims under the Agreements which are not listed on such Exhibit A (the "Seller Claims"), and Seller hereby agrees to indemnify and hold Purchaser harmless from and against all claims by any party to the Agreements with respect to the Seller Claims.

This assignment is made without warranty or representation by Assignor and without recourse to Assignor in any manner whatsoever, express or implied.

This assignment and assumption agreement shall inure to the benefit of Assignee, Assignor and any other party to the documents listed on Exhibit A, and their respective successors and assigns, and shall be governed by the laws of the State of North Carolina. This assignment and assumption agreement may not be modified, altered or amended, or its terms waived, except by an instrument in writing signed by the parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT 13: PAGE 1

IN WITNESS WHEREOF, Assignor and Assignee have executed this agreement this _____ day of __________, 2014.

ASSIGNOR:

PINEVILLE CENTRUM LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	G&I IV Centrum GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

ASSIGNEE:

[_________________________]
By:___________________________________________
Name:
Title:

EXHIBIT 13: PAGE 2

EXHIBIT A

LEASING COMMISSION AGREEMENTS AND CONSTRUCTION CONTRACTS

EXHIBIT 13: PAGE 3